UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Allegro MicroSystems, Inc.
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INNOVATION WITH PURPOSE 2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMEN

INNOVATION WITH PURPOSE

2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ALLEGRO
microsystems

LETTER TO SHAREHOLDERS

Manchester, NH
June 21, 2023

Dear Shareholder,
You are cordially invited to attend the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Allegro MicroSystems, Inc. (the “Company”) at 8:30 a.m. Eastern time on Thursday, August 3, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe that the online, virtual meeting format enables the Annual Meeting to be accessible for all of our shareholders.
Holders of record of the Company’s outstanding shares of common stock, as of the close of business on June 8, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Every shareholder’s vote is important. Whether or not you plan to attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Therefore, I urge you to promptly submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
On behalf of the Board of Directors, thank you for your support of Allegro MicroSystems, Inc.
Sincerely,
Yoshihiro (Zen) Suzuki
Chairman of the Board of Directors

INNOVATION WITH PURPOSE

ALLEGRO MICROSYSTEMS, INC.
NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Location	Who Can Vote
August 3, 2023 (Thursday) 8:30 a.m. Eastern time	Online at: https:// meetnow.global/MLHCHCY	Shareholders as of June 8, 2023 are eligible to vote

Time	8:30 a.m., Eastern time on Thursday, August 3, 2023.

Place
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: https://meetnow.global/MLHCHCY at the meeting date and time. Beneficial holders may be required to register in advance to attend the Annual Meeting. See the attached proxy statement for additional information. There is no physical location for the Annual Meeting.

Items of Business
1.To elect Andrew G. Dunn, Richard R. Lury, and Susan D. Lynch as Class III Directors to serve until the 2026 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2024;
3.To approve, on an advisory basis, the Company’s executive compensation; and
4.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Voting
Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

Who Can Vote
Holders of record of our outstanding shares of common stock as of the close of business on June 8, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such shareholders will be open to the examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices at 955 Perimeter Road, Manchester, New Hampshire, 03103.

INNOVATION WITH PURPOSE

INNOVATION WITH PURPOSE

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (“we,” “us,” “our,” the “Company” or “Allegro”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Thursday, August 3, 2023 (the “Annual Meeting”), at 8:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In order to provide accessibility to the meeting to all shareholders, the Annual Meeting will be a completely virtual meeting that will be conducted via live, online webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: https://meetnow.global/MLHCHCY at the meeting date and time. In order to attend, if you hold your shares through an intermediary, such as a bank, broker, or other nominee, you must register in advance prior to the deadline of 5:00 p.m. Eastern time on July 31, 2023. Please refer to “How can I attend the Annual Meeting?” for information on how to register. There is no physical location for the Annual Meeting.
Holders of record of outstanding shares of common stock, $0.01 par value per share (“Common Stock”), as of the close of business on June 8, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 192,208,584 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2023 (the “2023 Annual Report”) will be released on or about June 21, 2023 to our shareholders on the Record Date.
Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of links and website addresses in this proxy statement are textual references only.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 3, 2023
This proxy statement and our 2023 Annual Report are available at investors.allegromicro.com/financials/annual-reports.
Proposals
At the Annual Meeting, our shareholders will be asked:

Proposals	Board Vote Recommendation	For Further Details
To elect Andrew G. Dunn, Richard R. Lury, and Susan D. Lynch as Class III Directors to serve until the 2026 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified
	“FOR” each director nominee	Page 15
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2024	“FOR”	Page 22
To approve, on an advisory basis, the Company’s executive compensation	“FOR”	Page 24
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting
We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

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PROXY STATEMENT SUMMARY
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:
a.FOR the election of each of Andrew G. Dunn, Richard R. Lury, and Susan D. Lynch as Class III Directors to serve until the 2026 Annual Meeting of Shareholders;
b.FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2024; and
c.FOR the approval, on an advisory basis, of the Company’s executive compensation.
If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why You Received this Proxy Statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2023 Annual Report available to our shareholders electronically via the Internet. On or about June 21, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card or voting instruction form included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered a single copy of the 2023 Annual Report, proxy statement or Notice, as applicable, to multiple shareholders who share an address, unless we received contrary instructions prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the 2023 Annual Report, proxy statement or Notice, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the 2023 Annual Report, proxy statement or Notice, or separate copies of proxy materials in the future, contact our transfer agent at (800) 736-3001 or write them at Computershare, P.O. Box 43006, Providence, RI 02940-3006.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Computershare at the above phone number or address.

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FISCAL YEAR 2023 BUSINESS HIGHLIGHTS

Total Net Sales
•Automotive sales grew 24% over the prior year, led by continued momentum in e-Mobility applications
•Industrial sales grew 48% over the prior year, with significant growth in Clean Energy and Automation applications
•Other sales grew 15% over the prior year, driven by computer products
•Magnetic sensor sales increased 20% over the prior year
•Power product sales increased 40% over the prior year

$974 million
27% growth year-over-year

Gross Margins		•Our continued margin expansion reflects product differentiation and mix, increased leverage of our distribution channel, and continued manufacturing efficiencies
56.1%	56.8%
GAAP basis	Non-GAAP basis (1)
GAAP gross margin improved from 53.0% in FY22 to 56.1% in FY23

Net Cash Provided by Operating Activities		•Net cash provided by operating activities was 20% of total net sales
$193 million
The company ended the year with $359 million in cash, restricted cash and equivalents
(1) Non-GAAP gross margin is a non-GAAP financial measure. Refer to Appendix A for additional information regarding this measure, including a reconciliation to the most directly comparable GAAP financial measure.

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ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (ESG)
At Allegro, our commitment to innovation with purpose defines everything we do, including our pursuit of environmental, social, and governance (“ESG”) initiatives throughout the Company. Our ESG strategy includes five signature initiatives: maximizing the positive impact of our products; minimizing our impact on the planet; building a diverse and innovative workforce; advancing sustainability in our supply chain; and cultivating opportunities in our local communities. To create long-term value for our ecosystem of employees, customers, supply chain partners, and shareholders, we strive to act responsibly in every aspect of our operations.
We are moving the world toward a safer, more sustainable future.
Our ESG strategy aligns with our core values and our commitment to innovate with purpose.

Our Values
Integrity is the foundation of everything we do at Allegro. We seek to honor the spirit of our values, doing the right thing for the right reason at all times.
Innovate With Purpose We meet each challenge with thoughtful, impactful innovation - which leads to a better tomorrow
Collaborate Globally We work together as one team - which leads to the best business decisions
Exceed Customer Expectations We anticipate and exceed our customers' needs - which leads to stronger business partnerships
Empower With Trust We encourage and trust employees to make sound decisions - which leads to a strong, enabled workforce
Achieve With Excellence We are never satisfied with the status quo - which leads to higher standards of performance
Develop Timely Solutions We proactively develop solutions and resolve issues effectively - which leads to greater success
Guided by our core values, we are committed to innovation with purpose.

Sustainability

The future is efficient, and we are helping power the development of safe and sustainable technologies of tomorrow—today. Our products are designed to create positive environmental and social impacts by helping our customers address global challenges related to carbon emissions, energy efficiency, and clean, renewable energy.

Our sensor and power semiconductors address critical global challenges related to energy efficiency, vehicle emissions, and clean and renewable energy.
•Our Current Sensor Integrated Circuits (“ICs”) provide a low loss means to measure current in motion control and electrification systems, greatly reducing the power consumption in these applications.
•Our Brushless DC Motor Driver ICs facilitate the transition from inefficient brushed and single-phase motors to electrically efficient 3-phase motors, resulting in significant power consumption savings in data centers and cars.
•Our Engine and Transmission Sensor ICs greatly enhance the efficiency of internal combustion vehicles, resulting in reduced CO2 emissions and lower gasoline consumption.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY
•Our highly integrated and embedded solutions, like our Current Sensor ICs, Angle Sensor ICs, and Brushless DC Fan Driver ICs, typically enable elimination of additional components in the end-application, reducing electronic waste.

Making an Impact: Product Highlights
We possess a long track record of innovations that have dramatically improved the energy efficiency of powertrain, safety, and comfort systems. Our innovative technologies have also led to an estimated 2.6 million tons* of avoided emissions, a number that is expected to continue to grow alongside projected growth in the electric vehicle (“EV”) market.
A combination of up to 15 ICs per car enables electronic power steering (“EPS”) systems to save upwards of 12 gallons of gas per vehicle per year compared to hydraulic steering systems. Since 2010, Allegro technologies have helped save an estimated 7.5 million tons* of CO2 emissions worldwide by enabling EPS systems.
Allegro’s speed-sensor ICs were used to create the first speed and direction crank sensor for stop/start engine control. These sensors are used to control a variety of functions, including a fuel injection and ignition timing function that increases the reach of a vehicle’s gasoline use in miles per gallon by 8%. Allegro sensor ICs have helped save 2.12 billion gallons of gas, an amount approximately equivalent to 21.2 million tons** of CO2.
* Estimated avoided emissions based on vehicles sold with Allegro products and Department of Energy data for emissions produced/reduced. Sources included: U.S Department of Energy Alternative Fuels Data Center: Emissions from Electric Vehicles (https://afdc.energy.gov/vehicles/electric_emissions.html), Automotive News Europe: Electric Steering turns on the Power (https://europe.autonews.com/article/20080303/ANE03/237416432/electric-steering-turns-on-the-power), and market data provided by Strategy Analytics Powered by TechInsights.
** Estimated avoided emissions based on vehicles sold with Allegro product and U.S. Environmental Protection Agency data. Sources included: U.S. Environmental Protection Agency: Gasoline and Diesel Advanced Technology Vehicles (https://www.epa.gov/greenvehicles/gasoline-and-diesel-advanced-technology-vehicles) and market data provided by Strategy Analytics Powered by TechInsights.
At Allegro, we are taking a sustainability-first approach to semiconductor design and manufacture, integrating sustainable practices throughout our supply chain and operations with a focus on using resources responsibly and maintaining healthy, vibrant communities. We maintain a commitment to social responsibility in our supply chain and disclosure of the environmental impact of our business operations.
Additional information on the environmental policies and the code of conducts listed below can be found on the “Sustainability” section of our website, allegromicro.com/en/about-allegro/corporate-responsibility/sustainability.
•ESG Policies / Codes of Conduct / Statements
◦Environmental Policy
◦Climate Change Policy
◦Water Policy
◦Quality Policy
◦Supplier Code of Conduct
◦Vendor Code of Conduct
◦UK Modern Slavery Act Statement

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Corporate Initiatives & Certifications
Membership & Reporting
•Member of Responsible Business Alliance since 2018 •Disclose to Carbon Disclosure Project (CDP) since 2018, reporting on Climate Change and Water Security
Certifications

•Certified in Quality Management Systems (IATF16949:2016 Automotive, ISO 26262, and ISO 9001)
•Certified in Occupational Health & Safety Management System (ISO 45001)
•Certified in Environmental Management Systems (ISO 14001)

Initiatives Across our Global Sites
Infrastructure - Installing energy-conscious and eco-friendly infrastructure where possible in our facilities, such as LED lighting and low-flow water systems, as well as EV charging stations
Initiatives in the Philippines
Energy - Successfully completed several energy saving initiatives, which help saved approximately 1.5 million kWh of electricity during fiscal year 2023
•Installation of 60kW photovoltaic solar panels at our facility, resulting in approximately 125,000 kWh reduction
•Completed installation of water-cooled chiller for air-conditioning, resulting in approximately 1.394 GWh reduction
•Heat load reduction projects that divert ambient heat, resulting in approximately 1,000 kWh/day reduction
•Interconnection of the site’s vacuum systems, resulting in approximately 19,000 kWh/month reduction
•Lighting optimization and conversion to lower wattage, resulting in approximately 41,500 kWh reduction

Water & Waste - Successfully completed two water conservation initiatives, resulting in significant recycling and reduction of organic acid waste
•Recycled approximately 1,600,000 gallons of water from our saw operation in fiscal year 2023
•Conserved approximately 30,000 gallons of water and avoided approximately 110,000 kilograms of organic acid waste in fiscal year 2023 through a plating bath life extension project

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Social Responsibility

We invest in our employee innovators. Our global team collaborates to solve some of the biggest problems facing the world today. That is why we foster a culture of inclusion, development, and engagement.

We believe in innovation with purpose, and our success is a result of the dedication, talent, and commitment of our employees. We are an equal opportunity employer, and we are committed to fostering diversity, inclusivity, and global collaboration to fuel our innovation. We continue to invest in the development of our employees and to recruit new talent globally from a diverse slate of candidates across all functions and levels of the organization. The diversity of our teams, together with their unique ideas and contributions, enables us to work together toward Allegro’s vision and mission.
We are committed to cultivating a diverse workforce comprised of individuals with different backgrounds, passions, and skill sets as we collaborate to innovate with purpose. We understand that a holistic commitment to diversity necessitates more than recruiting diverse talent – it requires the cultivation of a workforce that is safe, creative, and collaborative and where there are equitable opportunities for every employee. We established a diversity, equity and inclusion (“DEI”) council that represents our global workforce, and helps guide our DEI efforts and expand our DEI roadmap. We established two new employee resource groups, Early Career and Women@Allegro. We have organizational metrics to monitor senior leadership, management, hiring and technical hiring by gender globally. We measure our population and hiring by race and ethnicity in the U.S.

Percentage of Gender and Racial/Ethnic Group Representation
	Management	Technical Staff	All Other (Non-Technical/Non-Management)
Gender	M: 71.7% F: 28.3%	M: 80.4% F: 19.6%	M: 43.4% F: 56.6%

Racial/Ethnic Group (U.S. only)
Two or More	0.9%	0.7%	0.5%
Black	0.4%	2.7%	2.0%
Hispanic	2.6%	3.3%	2.5%
Asian	16.7%	21.9%	20.9%
White	79.4%	71.4%	74.1%
Additionally:
•We invest in the ongoing development of our employees and provide education assistance to help mitigate the costs of certification and degree programs, as well as assistance toward the repayment of student debt, an attractive and innovative benefit.
•We curate a centralized and broadly used learning management system that houses our training courses, certifications, and compliance modules.
•Our talent management system and processes promote career-focused discussions, development, and succession planning.
•We are expanding our learning and professional development strategy to develop a culture of continuous learning, with a focus on leadership and management development, upskilling of employees, and employee coaching and mentoring.
•We have an employee-driven, global wellness team that delivers regular engaging content, team challenges, perks like discounts on fitness trackers and other activities to promote the health and well-being of our employees and their families.
•We have launched a Global Employee and Family Assistance Program to better support employees and their families’ mental health and overall well-being.
•We have strong participation in our periodic global employee surveys and partner with an organization to formalize data collection focused on employee engagement.

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CORPORATE RESPONSIBILITY AND SUSTAINABILITY
•We also offer peer-to-peer recognition programs, like our High-Five and Allegro Values award programs, where employees can recognize each other’s achievements and contributions. Our annual bonus program is designed to pay for performance and to recognize outstanding employee contributions.
•We have established technical career ladders and a process that supports career growth and development through professional or management tracks.
•We are committed to providing a safe, healthy, and environmentally responsible workplace for all employees by developing safe work practices, outlining operating procedures, and encouraging communication. All Allegro environmental, health and safety policies and procedures are developed in accordance with applicable federal, state, and local regulations. Additionally, our manufacturing site in the Philippines is ISO 45001 certified.

Making an Impact: Program Highlights
We paid over $100K in tuition costs for employees in fiscal year 2023.
Since our student debt assistance program debuted in 2018, we have paid more than $570K toward employees’ student debt, saving employees both principal and interest.
In fiscal year 2023, nearly 80% of our employees participated in our robust and ever-expanding learning management system, with over 140K course completions.
We have awarded over $340K in scholarship funding for the education of our U.S. employees’ children, helping 88 students pursue a degree.
Globally we matched more than $80K in charitable donations in fiscal year 2023.
Our U.S. Dollars for Doers program has provided more than $19K in support of organizations where employees have volunteered their personal time.
In August 2022, over 900 employees in the Philippines raised a total of $7,500 to support back to school programs and assistance to women and children who are victims of domestic violence.
1,189 employees donated to disaster relief operations and participated in the Company’s donor-matching program. A total of $10K was donated to the Philippine National Red Cross in November 2022 to assist those affected by Typhoons Paeng and Queenie.
A recent DEI survey established baseline data and favorable results. Action is being taken to solidify our already strong culture of inclusion.
Our teams recognized and celebrated the achievements of their peers 374 times during fiscal year 2023 using our innovative High-Five program.

Community Impact

We are committed to being a responsible corporate citizen in every community in which we operate, and continue to maintain and improve processes designed to reduce the possibility of complicity in human rights violations

Our teams are the heart of our organization. We are dedicated to supporting their passions, philanthropic activities, and communities, and always prioritize the well-being of Allegro employees and their families. While we think globally, we also enable our teams to act locally to make a positive impact where we live and work. This is part of our ESG signature initiative to support our communities by cultivating opportunities for their betterment and advancement. We are proud to support our employees’ causes and match contributions by our employees. Some of our community-focused programs include:
•A generous matching gift program for employee donations to qualified nonprofit organizations;
•A volunteer-matching program, “Dollars for Doers” that matches employees’ volunteer hours with in-kind monetary donations to qualified nonprofit organizations;
•Company volunteer days and community service projects, including community and coastal clean-ups and tree planting.

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•Our corporate sponsorship programming, targeted at STEM education programs and community-related programs, such as FIRST Robotics and Cornell Racing.
•The Philippines also maintains six scholarships per year, which includes employees seeking to pursue their engineering degrees and dependents enrolled in STEM; and
•We have a history of uncapping our charitable donation matching policies for disaster relief donations globally. We prioritize the safety and well-being of our employees and their families and provide location-based support when faced with unexpected and extraordinary challenges.

Governance
Our management and Board are committed to furthering our ESG program and are highly engaged in the work to maintain alignment of our long-term strategy and operations with these core values and goals.
We formed an ESG Steering Committee during our 2022 fiscal year to lead these sustainability efforts. The Committee has Executive Sponsorship from our SVP, General Counsel and Corporate Secretary. The committee is a cross-functional team comprised of leaders and subject matter experts from across the Company. The ESG Steering Committee collaborates with our full-time ESG team to manage and oversee communications about sustainability topics with employees, investors, customers, suppliers, and other stakeholders. In addition, the committee works to monitor and assess our sustainability developments and to expand our awareness of ESG priorities by fostering a culture of commitment to sustainability within Allegro. As part of this work, they consider current and emerging ESG trends that may affect the Company or are otherwise relevant to our organization and stakeholders and make recommendations for how we can address these trends to ensure compliance and the success of our forward-looking initiatives.
On a quarterly basis, senior management reports on key ESG activities to the Board’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee provides direct oversight on ESG initiatives and reviews regular updates on our strategy. Each year, our Board dedicates one of their scheduled meetings to matters related to the governance and promotion of ESG topics and initiatives at Allegro. They are highly engaged in our ESG strategy and are involved in instituting a formal accountability process for our five goals that help inform our ESG strategy: maximize the positive impact of our products; minimize our impact on the planet; engage our supply chain to advance sustainability; build a diverse and innovative workforce; and cultivate opportunities in local communities.
Cybersecurity
We have a robust cybersecurity program built around educating Allegro employees so that they understand how and why they must remain vigilant in promoting comprehensive cybersecurity throughout the Company. We also have incident response procedures in place and comply with the EU General Data Protection Regulation. By maintaining these procedures and a posture of vigilance, we work collectively to protect the data and resources not only of the Company, but also of Allegro’s employees, customers, and vendors, while promoting a culture of digital security throughout the Company. The VP, Chief Information Officer periodically briefs the Board on cybersecurity matters.
We intend to monitor our activities and achievements in these areas and report on them on our ESG webpage located at allegromicro.com/en/about-allegro/corporate-responsibility. We encourage our employees, community members, shareholders and other stakeholders to check this webpage for updates as we work to further our efforts and realize important results in these critical areas. References to websites in this proxy statement are provided for reference and general information only, and the contents of such websites are not incorporated by reference into this filing.
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements contained in this proxy statement, particularly pertaining to our ESG performance, goals, and initiatives, are subject to additional risks and uncertainties, including regarding gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; and

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other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements.
Additionally, our discussion of various items herein, including our discussion of ESG matters, may include information that is not necessarily “material” under the federal securities laws for SEC reporting purposes. For many ESG matters, this is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control.

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QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS
1.Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is June 8, 2023. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. Holders of Common Stock vote as a single class on any matter that is submitted to a vote of shareholders, unless otherwise required by law or our Third Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 192,208,584 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
2.    What is the difference between being a “registered” holder and holding shares in “street name” as a “beneficial” holder?
A “registered” holder is a shareholder of the Company that holds shares in his or her own name. A “beneficial” holder is a shareholder of the Company that holds shares in “street name,” meaning the shares are held in the name of a bank, broker, or other nominee on a person’s behalf.
3.    Am I entitled to vote if I am a beneficial holder that holds my shares in “street name” through a bank, broker, or other nominee?
Yes. If your shares are held by a bank, brokerage firm, dealer, or other similar organization, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank, brokerage firm, or other nominee, along with a voting instruction form, if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, brokerage firm, or other nominee how to vote your shares, and the bank, brokerage firm, or other nominee is required to vote your shares in accordance with your instructions. Alternatively, you may vote your shares by attending the Annual Meeting and voting during the Annual Meeting. Please see the section below entitled “How can I attend the Annual Meeting?” for instructions on how to attend the Annual Meeting and vote your shares.
4.    How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our Common Stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.
5.    How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live, online webcast. You are entitled to participate in the Annual Meeting if you were a registered or beneficial holder as of the close of business on the Record Date. No physical meeting will be held.
If you are a registered holder as of the Record Date, you will be able to attend the Annual Meeting online and ask a question or vote during the Annual Meeting by visiting https://meetnow.global/MLHCHCY. Please follow the instructions on your proxy card that you received. During the Annual Meeting, you will be able to vote your shares electronically by clicking on the “Vote” link on the meeting center site.
If you are a beneficial holder as of the Record Date with shares that are held in “street name” through a bank, broker, or other nominee and want to attend the Annual Meeting online (with the ability to ask a question and/or vote, if you choose to do so), you must register in advance using the following instructions.
To register to attend the Annual Meeting online, you must submit proof of your proxy power (a “Legal Proxy”) reflecting your ownership of the Company’s Common Stock as of the Record Date, along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m.

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QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS
Eastern time on July 31, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Requests for registration should be directed to Computershare using either of the following:
By email:    Forward the email from your bank, broker, or other nominee granting you a Legal Proxy, or attach an image of your Legal Proxy, to: legalproxy@computershare.com
By mail:    Computershare
Allegro MicroSystems, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Advance registration for the Annual Meeting is only required if you are a beneficial holder.
6.     What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
7.     How do I vote?
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote prior to the Annual Meeting, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.
Registered Holders
Registered holders may vote online, by telephone and by mail prior to the Annual Meeting. Registered holders may vote online at www.envisionreports.com/ALGM, 24 hours a day, seven days a week. Registered holders may vote by telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. Registered holders will need the control number included in their Notice or proxy card in order to vote online or by telephone. Registered holders that received a copy of the proxy card by mail may also vote by mail by completing, signing and dating the proxy card and returning it in the prepaid envelope to Proxy Services c/o Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006. Registered holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than August 2, 2023.
Registered holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, registered Holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.
Beneficial Holders
If you are a beneficial holder with shares that are held in “street name” through a bank, broker, or other nominee, you will receive instructions on how to vote from the bank, broker, or other nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting may also be offered to shareholders owning shares through certain banks, brokers, and other nominees.
Beneficial holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, beneficial holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.
8.    How can I change my vote after I submit my proxy?
If you are a registered holder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or by telephone;
•by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

INNOVATION WITH PURPOSE	12

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in “street name,” you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote online at the Annual Meeting.
9.    Who will count the votes? Is my vote confidential?
A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.
10.    What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above. For beneficial holders, proxies submitted without voting instructions could result in broker non-votes for certain matters. See “What are broker non-votes and do they count for determining a quorum?” below for additional information.
11.    Will any other business be conducted at the Annual Meeting?
We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.
12.    Why hold a virtual meeting instead of a physical meeting?
In order to make the meeting accessible to all shareholders, our Board has decided to hold a virtual Annual Meeting. With this live, online webcast format, we believe we will provide our shareholders with substantially the same opportunities to participate as you would have at an in-person meeting.
13.    What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Please note, Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection at the location where they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. If you need further assistance accessing the meeting, you may call 1-888-724-2416.

INNOVATION WITH PURPOSE	13

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS
14.    How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes properly cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect on the outcome because they are not considered votes cast.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes properly cast.	Abstentions and broker non-votes, if any, will have no effect on the outcome because they are not considered votes cast. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes properly cast.	Abstentions and broker non-votes will have no effect on the outcome because they are not considered votes cast.
15.    What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval, on an advisory basis, of our executive compensation represent a shareholder’s affirmative choice to decline to vote on such proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP or the approval, on an advisory basis, of our executive compensation.
16.    What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker: (1) has not received voting instructions from the beneficial owner; and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory basis, of our executive compensation. Broker non-votes do count for purposes of determining whether a quorum is present.
17.    Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

INNOVATION WITH PURPOSE	14

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
We currently have 11 directors on our Board. At the Annual Meeting, three Class III Directors, Andrew G. Dunn, Richard R. Lury, and Susan D. Lynch are to be elected to hold office until the 2026 Annual Meeting of Shareholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes properly cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Third Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successors to directors with expiring terms will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class III, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2026 Annual Meeting of Shareholders; Class I, whose term will expire at the 2024 Annual Meeting of Shareholders; and Class II, whose term will expire at the 2025 Annual Meeting of Shareholders. The current Class III Directors are Andrew G. Dunn, Richard R. Lury, and Susan D. Lynch; the current Class I Directors are Katsumi Kawashima, Reza Kazerounian, Joseph R. Martin and Vineet Nargolwala; and the current Class II Directors are Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano and Paul Carl (Chip) Schorr IV. In preparation for the initial public offering of our Common Stock in 2020 (the “IPO”), we entered into a stockholders agreement with Sanken Electric Co., Ltd. (“Sanken”) and OEP SKNA, L.P. (the “OEP Investor”), a fund affiliated with One Equity Partners (“OEP”). The stockholders agreement was amended and restated by the parties as of June 16, 2022 (as amended and restated, the “Stockholders Agreement”). Pursuant to the rights provided in the Stockholders Agreement, Messrs. Hatano, Kawashima and Lury were each designated by Sanken (each as a Sanken Director, as defined below); Messrs. Dunn and Schorr were each designated by the OEP Investor (each as an OEP Director, as defined below); Messrs. Aldrich and Martin and Ms. Lynch were each designated by the OEP Investor (each as an OEP Independent Director, as defined below); Mr. Kazerounian was designated by Sanken and the OEP Investor jointly (as an OEP-Sanken Joint Director, as defined below); and Mr. Suzuki was designated by the Board’s Nominating and Corporate Governance Committee (as the Nom/Gov Director, as defined below). As a result of the Stockholders Agreement and the aggregate voting power of the parties to the agreement, we expect that Sanken and the OEP Investor, acting in conjunction, will control the election of directors to the Board. For more information, including the definitions of Sanken Director, OEP Director, OEP Independent Director, OEP-Sanken Joint Director and Nom/Gov Director, see “Corporate Governance—Stockholders Agreement” on page 27.
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors; provided, however, that the directors who were originally designated for nomination in accordance with the Stockholders Agreement may be removed with or without cause, but only in accordance with, and to the extent provided by, the terms of the Stockholders Agreement.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election of each of Messrs. Dunn and Lury and Ms. Lynch as a Class III Director. In the event that any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Dunn or Lury or Ms. Lynch will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes properly cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.

INNOVATION WITH PURPOSE	15

PROPOSAL ONE: ELECTION OF DIRECTORS
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the election of each of the below Class III Director nominees.
Nominees For Class III Director (terms to expire at the 2026 Annual Meeting)
The principal occupations and business experience, for at least the past five years, of each Class III Director nominee for election at the Annual Meeting are as follows:

Andrew G. Dunn
Age: 43 Board Committees: R&D and Strategy
Mr. Dunn has served as a member of our Board since 2017. Mr. Dunn is a Managing Director at OEP. Since 2008 at OEP, Mr. Dunn has worked on a range of investments in the business services, technology, media and telecommunications industries. Prior to and during the last five years, Mr. Dunn has also served and continues to serve on the board of directors of various OEP portfolio companies, including Neology, Inc., Leone Media Inc. (d/b/a “MediaKind”) and Orion Business Innovation. Mr. Dunn also serves on the board of directors of the American Friends of Eton College, a private non-profit organization. Prior to joining OEP, Mr. Dunn worked at the Boston Consulting Group, where he primarily served clients in the technology, media and telecommunications sectors. Mr. Dunn received a B.A. in Modern History from the University of Oxford in 2002 and his M.P.P. focused on International Trade and Finance from Harvard University, Kennedy School of Government in 2005.
We believe Mr. Dunn’s knowledge and insight, gained through his experience with companies in the technology and telecommunications sectors, as well as his experience as a member of the board of directors of a wide variety of companies, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

Richard R. Lury
Age: 75 Board Committees: NCGC (Chair) Compensation
Mr. Lury has served as a member of our Board since 2007. Mr. Lury served on the board of directors of Sanken and various committees from June 2015 to June 2022. Mr. Lury has also served on the board of directors for Hitachi Zosen Corporation, a Japanese industrial and engineering corporation since June 2016. Mr. Lury was previously a partner at Kelley Drye & Warren LLP, a New York-based law firm, which he joined in September 1989 and at which he practiced as a member of the Corporate Department and Chair of the Japan Practice Group until his retirement from the firm in 2015. Although retired, Mr. Lury retains Life Partner status with the firm. Mr. Lury received his B.A. in Political Science and International Relations from the University of Pennsylvania in 1969. Mr. Lury received his J.D. from Syracuse University College of Law in 1972.
We believe Mr. Lury’s extensive legal expertise as an attorney and his insight gained as a member of the board of directors of Sanken, makes him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Hitachi Zosen Corporation	PAST FIVE YEARS: Sanken Electric Co., Ltd.

INNOVATION WITH PURPOSE	16

PROPOSAL ONE: ELECTION OF DIRECTORS

Susan D. Lynch
Age: 61 Board Committees: Audit
Ms. Lynch has served as a member of our Board since 2021. Since August 2019, Ms. Lynch has served as the Senior Vice President and Chief Financial Officer at V2X (formerly Vectrus, Inc.). From April 2016 to July 2019, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Sungard Availability Services, which was involved in a pre-negotiated Chapter 11 bankruptcy restructuring in May of 2019. Before joining Sungard AS, from 2007 to 2015, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Hitachi Data Systems (now Hitachi Vantara). From 2005 to 2007, Ms. Lynch was Vice President and Chief Financial Officer of Raytheon Technical Services. Before joining Raytheon, Ms. Lynch held a number of roles of increasing financial responsibility with Honeywell International Inc. from 1984 to 2005. Ms. Lynch received her B.A. in accounting and business administration from MidAmerica Nazarene University. She is also a certified public accountant.
We believe Ms. Lynch’s knowledge and insight, gained through more than 25 years of financial experience through senior leadership roles in the technology, aerospace and defense, and industrial manufacturing industries make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None
Continuing members of the Board:
The principal occupations and business experience, for at least the past five years, of each Class I Director (terms expiring at the 2024 Annual Meeting) and Class II Director (terms expiring at the 2025 Annual Meeting) are as follows:
Class I Directors

Katsumi Kawashima
Age: 58
Mr. Kawashima joined our Board in June 2022. Since April 2022, Mr. Kawashima has served as Head of Corporate Design at Sanken, and since June 2021, Mr. Kawashima has also served as a Corporate Officer at Sanken. From April 2021 to March 2022, Mr. Kawashima served as Director of the General Affairs and Human Resources Division at Sanken, and from April 2018 to March 2021, he was the Deputy Director of this same division. Prior to joining Sanken, he was Senior Manager of the Market Planning Division of Resona Holdings, Inc. from April 2016 to March 2018. Mr. Kawashima serves on the board of directors of a number of Sanken affiliates. Mr. Kawashima received his B.S. in Physics from Tokyo University of Science, Tokyo, Japan in 1989.
We believe Mr. Kawashima’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	17

PROPOSAL ONE: ELECTION OF DIRECTORS

Reza Kazerounian
Age: 65 Board Committees: R&D and Strategy (Chair)
Dr. Kazerounian has served as a member of our Board since 2018. Dr. Kazerounian is the President of Alif Semiconductor, which he co-founded in 2019. From 2005 to 2009, Dr. Kazerounian served as President and Chief Executive Officer of the Americas region of STMicroelectronics, Inc. Prior to being appointed President and Chief Executive Officer of the Americas region, Dr. Kazerounian served in various senior management positions at STMicroelectronics. Dr. Kazerounian began his career at WaferScale Integration, which was later acquired by STMicroelectronics, where he was Chief Operating Officer at the time of the acquisition. From 2009 to 2012, Dr. Kazerounian served as Senior Vice President and General Manager of the Automotive, Industrial, and Microcontroller Solutions Group of Freescale Semiconductors, Inc. From 2013 to 2016, Dr. Kazerounian served as Senior Vice President and General Manager at Atmel Corporation, a designer and manufacturer of semiconductors.
Dr. Kazerounian has registered 14 patents and authored and co-authored over 22 publications. Dr. Kazerounian received a B.S. from the University of Illinois, Chicago Circle in 1980 and a Ph.D. from the University of California, Berkeley in 1985, each in Electrical Engineering and Computer Science.
We believe Dr. Kazerounian’s knowledge and insight, gained through his experience in leading companies in the semiconductor field, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

Joseph R. Martin
Age: 75 Board Committees: Audit (Chair) R&D and Strategy
Mr. Martin has served as a member of our Board since 2017. Since 2001, Mr. Martin has been a member of the board of directors of Azenta Inc., which changed its name from Brooks Automation in December 2021, and has been Chairman since 2006. Mr. Martin has also served on the board of directors of Bionik Labs since 2018. Previously, he served as Co-Chairman of Fairchild Semiconductor Corporation, and prior to that as its Senior Executive Vice President and Chief Financial Officer. He also served as the Vice Chairman of Fairchild's board of directors. Mr. Martin has also previously served on the board of directors of other public companies, including Collectors Universe (chair of the Nominating and Governance Committee), Soitec Semiconductor (chair of the Audit Committee), and ChipPac Inc. (chair of the Audit Committee). Mr. Martin also serves on the board of trustees of Embry-Riddle Aeronautical University. Mr. Martin received a B.S. in Aeronautics in 1974 and was awarded an honorary Ph.D. in 2018, both from Embry-Riddle Aeronautical University. Mr. Martin received an M.B.A. from the University of Maine in 1976. Mr. Martin holds an Executive Master’s Professional Certification from the American College of Corporate Directors, a director education and credentialing organization, and he is also a member of the National Association of Corporate Directors.
We believe Mr. Martin’s extensive public company board experience and his knowledge and insight into the semiconductor industry, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Azenta Inc., Bionik Labs	PAST FIVE YEARS: Collectors Universe (until 2020)

INNOVATION WITH PURPOSE	18

PROPOSAL ONE: ELECTION OF DIRECTORS

Vineet Nargolwala
Age: 50
Mr. Nargolwala has served as our President and Chief Executive Officer and as a member of our Board since joining the Company in June 2022. Mr. Nargolwala is a technology executive with over 25 years of global executive leadership experience. Prior to joining the Company, Mr. Nargolwala previously served as Executive Vice President of Sensing Solutions at Sensata Technologies, a leading industrial technology company that develops sensors and sensor-based solutions for the automotive, heavy vehicle and off-road, industrial, and aerospace industries, from March 2020 to May 2022. Mr. Nargolwala joined Sensata as Vice President, Sensors Americas in February 2013 and was later promoted to Senior Vice President, Performance Sensing, North America, Japan and Korea in April 2016. In February 2019, he was appointed Senior Vice President, General Manager, Global Safety & Mobility, and in September 2019, he was appointed Senior Vice President, Sensing Solutions. Prior to Sensata, he was with Honeywell International Inc. (“Honeywell”) for over nine years in business strategy and P&L leadership roles of increasing responsibility. Prior to Honeywell, Mr. Nargolwala was at Nortel Networks in product management and engineering roles. He has been a member of the board of Brady Corporation since February 2022. Mr. Nargolwala holds a bachelor’s degree in Electrical Engineering from Maharaja Sayajirao University in Baroda, India, a master’s degree in Electrical Engineering from the University of Texas and a Master of Business Administration from Cornell University.
We believe Mr. Nargolwala’s experience and insight, acquired through his over 25 years as a technology executive, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Brady Corporation	PAST FIVE YEARS: None
Class II Directors

Yoshihiro (Zen) Suzuki
Age: 64 Chairman of the Board Board Committees: R&D and Strategy
Mr. Suzuki has served as our Chairman and a member of our Board since 2018 and has served on our Board since 2001. From July 2013 until his retirement in June 2022, Mr. Suzuki served as a director and Senior Vice President at Sanken. Mr. Suzuki previously served as the Chairman and Chief Executive Officer of Polar Semiconductor, LLC from July 2005 until his retirement in May 2022. In addition, from 2005 until his retirement in May 2022, Mr. Suzuki served as a member of the board of directors of Polar Semiconductor, LLC and its predecessor entity. From 2013 to 2018, Mr. Suzuki served on the board of directors of Sanken North America Inc. Mr. Suzuki has also served on the board of directors of a variety of other Sanken affiliates and has over 40 years of experience with Sanken and its affiliates. After joining Sanken in 1982, Mr. Suzuki held various senior leadership positions and general management roles, including Chief Executive Officer of Sanken North America, Inc. Mr. Suzuki received his B.S. in Physics and Engineering Science from Chuo University, Tokyo, Japan in 1982.
We believe Mr. Suzuki’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, as well as his experience as a member of our Board, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: Sanken Electric Co., Ltd.

INNOVATION WITH PURPOSE	19

PROPOSAL ONE: ELECTION OF DIRECTORS

David J. Aldrich
Age: 66 Board Committees: Audit NCGC
Mr. Aldrich has served as a member of our Board since 2021. Mr. Aldrich served in numerous senior leadership positions at Skyworks Solutions, Inc. (“Skyworks”), an innovator of high-performance analog semiconductors connecting people, places and things, including as its Chairman from 2014 to 2021, Executive Chairman from 2016 to 2018, its Chief Executive Officer from 2014 to 2016, and its President and Chief Executive Officer from 2000 to 2014. From 2000 to May 2021, Mr. Aldrich also served as a member of the board of directors of Skyworks. Since 2007, Mr. Aldrich has served as a member of the board of directors of Belden, Inc., a publicly traded manufacturer of networking, connectivity, and cable products, and has served as chairman of the board since 2021. Mr. Aldrich is also currently chairman of the board of indie Semiconductor, an automotive semiconductor and software company, a position he has held since 2021. From 2017 until its 2021 acquisition by Cisco Systems, Inc., Mr. Aldrich served as a member of the board of directors of Acacia Communications, Inc., a publicly traded optical networking strategy and technology company. Mr. Aldrich received his B.A. in Political Science from Providence College in 1979 and an M.B.A. from the University of Rhode Island in 1981.
We believe that Mr. Aldrich’s knowledge and insight, gained through his executive roles at Skyworks and through his service as a board member of multiple public companies, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: Belden, Inc., indie Semiconductor	PAST FIVE YEARS: Acacia Communications, Inc. (until 2021), Skyworks Solutions, Inc. (until 2021)

Kojiro (Koji) Hatano
Age: 56
Mr. Hatano joined our Board in June 2022. Mr. Hatano has served as General Manager of U.S. Business Enhancement for Sanken since April 2022 and has also served as Corporate Officer of Sanken since June 2022. In addition, he has served as Chairman and Chief Executive Officer of Polar Semiconductor, LLC since May 2022. Mr. Hatano also served as Manager of Business Performance for the Company from January 2006 until December 2022. In addition, since May 2021, Mr. Hatano has served as a member of the board of directors of Polar Semiconductor LLC, and he has served on the board of directors of Sanken Electric Europe Limited since March 2020. Mr. Hatano received his B.A. in Social Science from Waseda University, Tokyo, Japan in 1991.
We believe Mr. Hatano’s institutional knowledge and insight, acquired through numerous years of service to the Company and Sanken and its affiliates, as well as his experience on other company boards, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: None

INNOVATION WITH PURPOSE	20

PROPOSAL ONE: ELECTION OF DIRECTORS

Paul Carl (Chip) Schorr IV
Age: 56 Board Committees: Compensation (Chair) NCGC
Mr. Schorr has served as a member of our Board since 2017. Mr. Schorr is a Senior Managing Director at OEP. From 2011 to 2015, Mr. Schorr served as Chairman and Managing Partner of Augusta Columbia Capital, a private equity firm of which he was a founder, which was acquired by OEP in 2015. In addition, Mr. Schorr was a Senior Managing Director at The Blackstone Group Inc. from 2005 to 2011, where he served as the Global Head of Technology Investing. Mr. Schorr was also a Managing Partner at Citigroup Venture Capital Equity Partners from 1996 to 2005. Since 2018, Mr. Schorr has served on the board of directors of Orion Business Innovation. Mr. Schorr served on the board of directors of One Equity Partners Open Water I Corp., a special purpose acquisition company, from 2021 until the company went private in December 2022. Since 2010, Mr. Schorr has served on the board of directors of Ameritas Mutual Holding Company and Ameritas Life Insurance Corp. Mr. Schorr has served on the board of directors of CDI, a provider of IT infrastructure hardware and software, consulting, and managed services. Mr. Schorr has served on the board of directors of Emso Asset Management Limited, a London-based alternative asset manager focused on emerging markets, since 2014, and has served on the board nominating committee of Crayon Group Holding ASA, a Norwegian public company specializing in IT and digital transformation services, since 2020. Mr. Schorr also serves on the board of directors of each of Spartronics, Inc., an electronic manufacturing services company, Infobip, a CPaaS company, Mythics, an IT services company, and CloudOne Digital, a data center company. Mr. Schorr also serves on the board of directors of various non-profit organizations including Jazz at Lincoln Center, the Whitney Museum in New York City, and the Snowmass Chapel. Mr. Schorr received a B.S.F.S. from The School of Foreign Service of Georgetown University in 1989. Mr. Schorr received his M.B.A. from Harvard Business School in 1993.
We believe Mr. Schorr’s extensive experience in leadership positions at financial institutions and his knowledge and insight in the technology sector, as well as his board experience, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT: None	PAST FIVE YEARS: One Equity Partners Open Water I Corp.

INNOVATION WITH PURPOSE	21

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 29, 2024. Our Board has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.
PricewaterhouseCoopers LLP has been engaged as our independent registered public accounting firm since June 7, 2022, including for the fiscal year ended March 31, 2023. Prior to that, Grant Thornton LLP served as our independent registered public accounting firm, including for the fiscal year ended March 25, 2022. Neither of the accounting firms nor any of either firm’s members have any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.
In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but it will not be obligated to do so. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.
Changes in Certifying Accountant
On June 7, 2022, our Audit Committee dismissed Grant Thornton LLP as the Company’s independent registered public accounting firm. The reports of Grant Thornton LLP on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2022, and the report on the Company’s consolidated financial statements, which was included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 26, 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended March 25, 2022 and March 26, 2021, and the subsequent interim period through June 7, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton LLP’s satisfaction, would have caused Grant Thornton LLP to make reference thereto in Grant Thornton LLP’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
We previously provided Grant Thornton LLP with a copy of the above disclosures, as included in our Current Report on Form 8-K filed with the SEC on June 10, 2022, and requested that Grant Thornton LLP furnish us with a letter addressed to the SEC stating whether Grant Thornton LLP agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Grant Thornton LLP’s letter, dated June 9, 2022, is attached as Exhibit 16.1 to that Current Report on Form 8-K.
On June 7, 2022, our Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. During the Company’s fiscal years ended March 25, 2022 and March 26, 2021, and the subsequent interim period through June 7, 2022, neither the Company nor anyone on its behalf has consulted with PricewaterhouseCoopers LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 29, 2024.

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PROPOSAL 3: ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION
Proposal 3: Advisory Vote on the Company’s Executive Compensation
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the overall compensation of our named executive officers as disclosed in “Executive and Director Compensation” section of this proxy statement. This advisory vote is commonly referred to as “say-on-pay.”
A substantial percentage of our named executive officers’ compensation is directly tied to stock performance and the attainment of financial and other performance measures the Board believes promote long-term shareholder value and position us for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of our incentive compensation programs, and the weighting of variable compensation more heavily toward equity awards, are all designed to enable us to attract and retain top talent and align the interests of our executive officers with those of our shareholders, while balancing risk and reward. The Compensation Committee and the Board believe the design of the programs, and the compensation awarded to the named executive officers under the current programs, fulfills these objectives.
Although the vote is advisory and non-binding, the Board and the Compensation Committee will carefully consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation programs. We currently intend to hold say-on-pay votes on executive compensation annually until the next vote to determine the frequency of such an advisory vote in 2028. Accordingly, we anticipate the next say-on-pay vote will be held at the Company’s 2024 Annual Meeting of Shareholders.
We are asking our shareholders to approve the compensation of our named executive officers by voting “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast. Abstentions and broker non‑votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2023 and has discussed these financial statements with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2023. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 31, 2023.
June 12, 2023
Joseph R. Martin (Chair)
David J. Aldrich
Susan D. Lynch

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of PricewaterhouseCoopers LLP, our current independent registered public accounting firm, and Grant Thornton LLP, our former independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Fiscal Year Ended
Fee Category	March 31, 2023	March 25, 2022
Audit Fees	$2,630,000	$2,000,155
Audit-Related Fees	$—	$294,000
Tax Fees	$—	$1,738
All Other Fees	$9,150	$—
Total Fees	$2,639,150	$2,295,893
Audit Fees
Audit fees consist of fees billed for professional services performed by our independent registered public accounting firms for the audit of our annual financial statements and the review of interim financial statements. Audit fees for fiscal 2023 include fees for audit services performed by PricewaterhouseCoopers LLP. Audit fees for fiscal 2022 include fees for audit services performed by Grant Thornton LLP.
Audit-Related Fees
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of the Company’s financial statements and related services that are normally provided in connection with registration statements.
Tax Fees
Tax fees consist of services for tax compliance, tax advice, and tax planning. Tax fees for fiscal 2022 include fees for tax compliance.
All Other Fees
All other fees consist of license fees for a web-based accounting research tool.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.
On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All services performed for the fiscal year ended March 31, 2023 were pre-approved by the Audit Committee.

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CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee, and Research & Development and Strategy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Documents & Charters” in the investor relations section of our corporate website located at investors.allegromicro.com, or by writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103.
Board Composition
Our business and affairs are managed under the direction of our Board. Our Board currently consists of 11 members: Vineet Nargolwala, Yoshihiro (Zen) Suzuki, David J. Aldrich, Andrew G. Dunn, Kojiro (Koji) Hatano, Katsumi Kawashima, Reza Kazerounian, Richard R. Lury, Susan D. Lynch, Joseph R. Martin and Paul Carl (Chip) Schorr IV. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders.
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience, as reflected in the information discussed in each director’s individual biography set forth in Proposal One above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Stockholders Agreement
In connection with our IPO, we entered into a stockholders agreement with certain stockholders of the Company, including Sanken and the OEP Investor. The stockholders agreement was amended and restated by the parties as of June 16, 2022 (the amended and restated agreement is referred to in this proxy statement as the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, the parties agreed that:
•the size of the Board is fixed at 11 directors;
•for as long as Sanken, directly or indirectly, beneficially owns, in the aggregate, at least five percent (5%) of our Common Stock, Sanken will have the right to designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by Sanken not then standing for election, would result in there being three such directors designated by Sanken on our Board (provided, that any individuals designated by Sanken as described in this clause that are different from the individuals designated by Sanken in the Stockholders Agreement (Messrs. Hatano, Kawashima, and Lury) shall require the prior written approval of the OEP Investor (not to be unreasonably withheld)) (the individuals described in this clause being “Sanken Directors”);
•for as long as the OEP Investor, directly or indirectly, beneficially owns, in the aggregate, at least five percent (5%) of our Common Stock, the OEP Investor will have the right to designate (i) that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by the OEP Investor not then standing for election, would result in there being two such directors designated by the OEP Investor on our Board (provided, that any individuals designated by the OEP Investor as described in this sub-clause (i) that are different from the individuals designated by the OEP Investor in the Stockholders Agreement (Messrs. Dunn and Schorr) shall require the prior written approval of Sanken (not to be unreasonably withheld)) (the individuals described in this sub-clause (i) being “OEP Directors”), and (ii) that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement for nomination in any election of directors, which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors who satisfy such independence requirements that have been nominated by the OEP Investor not then standing for election, would result in there being three such directors that satisfy the independence requirements designated by the OEP Investor on our Board (provided, that any individuals designated

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CORPORATE GOVERNANCE
by the OEP Investor as described in this sub-clause (ii) that are different from the individuals designated by the OEP Investor in the Stockholders Agreement (Messrs. Aldrich and Martin, and Ms. Lynch) shall require the prior written approval of Sanken (not to be unreasonably withheld)) (the individuals described in this sub-clause (ii) being “OEP Independent Directors”);
•for as long as both Sanken and the OEP Investor each beneficially owns, directly or indirectly, in the aggregate, at least five percent (5%) of our Common Stock, Sanken and the OEP Investor will have the right to jointly designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated jointly by Sanken and the OEP Investor not then standing for election, would result in there being one such director jointly designated by Sanken and the OEP Investor on our Board (provided, that any individual jointly designated as described in this clause that is different from the individual designated by Sanken and the OEP Investor in the Stockholders Agreement (Mr. Kazerounian) shall require the prior written approval of both Sanken and the OEP Investor) (the individual described in this clause being the “OEP-Sanken Joint Director”);
•the Board’s Nominating and Corporate Governance Committee will have the right to designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by Nominating and Corporate Governance Committee not then standing for election, would result in there being one such director designated by the Nominating and Corporate Governance Committee (the individual described in this clause being the “Nom/Gov Director”);
•Mr. Suzuki is designated as the Nom/Gov Director and shall serve as the Chairperson of the Board until the 2025 annual meeting of shareholders, after which the Chairperson of the Board shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee; and
•unless otherwise agreed, our then-current Chief Executive Officer will be designated for nomination by the Board in any applicable election.
Sanken and the OEP Investor generally have the right to remove and replace directors that they have respectively designated, subject to certain consent rights in favor of the other holder. Each of Sanken and the OEP Investor will also agree to vote, or cause to be voted, all of their outstanding shares of our Common Stock at any annual or special meeting of shareholders in which directors are elected, and to otherwise take all necessary action (as defined in the Stockholders Agreement) so as to cause the election or appointment of the designees described above. Additionally, pursuant to the Stockholders Agreement, the Company has agreed to take all commercially reasonable actions to cause (1) our Board to be comprised of the number of directors described above; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our shareholders at which directors are to be elected, and at each annual meeting of our shareholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on our Board. The Stockholders Agreement allows for our Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board’s fiduciary duties to our shareholders or does not otherwise comply with any requirements of our Third Amended and Restated Certificate of Incorporation or our Second Amended and Restated Bylaws (the “Bylaws”).
In addition, the Stockholders Agreement provides each of Sanken and the OEP Investor with a consent right (subject to certain ownership minimums) over our entry into any transaction with Sanken, the OEP Investor, any of their respective affiliates or any of our affiliates. The Stockholders Agreement also includes a covenant between Sanken and the OEP Investor that gives the OEP Investor the right to require Sanken to vote all of its shares in favor of any matter that our Board has determined is advisable and in the best interests of the shareholders and has recommended that the shareholders adopt. The Stockholders Agreement further provides that neither Sanken nor the OEP Investor will directly sell a portion of its Common Stock representing greater than 10% of our outstanding shares of Common Stock to a material competitor of the Company or of the other shareholder in a privately negotiated sale solely between such selling shareholder and such competitor, without the prior written consent of the OEP Investor (in the case of a sale by Sanken) or Sanken (in the case of a sale by the OEP Investor).
The Stockholders Agreement will terminate upon the earlier to occur of (a) each of (i) Sanken and its affiliates and (ii) the OEP Investor and its affiliates ceasing to own any shares of our Common Stock, and (b) the unanimous written consent of the parties thereto. In addition, the rights and obligations of Sanken and the OEP Investor under the Stockholders Agreement will terminate upon Sanken and its affiliates (in the case of Sanken) or the OEP Investor and its affiliates (in the case of the OEP

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CORPORATE GOVERNANCE
Investor) ceasing to own any shares of our Common Stock. Notwithstanding the foregoing, if the OEP Investor ceases to be entitled to any right or benefit under the Stockholders Agreement because the OEP Investor and its affiliates cease to beneficially own, directly or indirectly, either (A) at least five percent (5%) of the issued and outstanding shares of Common Stock, or (B) any shares of Common Stock, then the Stockholders Agreement will not terminate, and instead, any such right or benefit will automatically become a right or benefit of the Nominating and Corporate Governance Committee for so long as the Stockholders Agreement remains in effect, and the Nominating and Corporate Governance Committee shall have the right to enforce any such rights or benefits mutatis mutandis as though it were the OEP Investor under any applicable provision (but without regard to any share ownership requirements set forth therein), leaving all of Sanken’s and the Company’s obligations in respect of any such provisions in full force and effect. In addition, if the OEP Investor and its affiliates cease to beneficially own, directly or indirectly, at least five percent (5%) of the Company’s issued and outstanding shares of Common Stock, then the OEP Investor will no longer need to obtain Sanken’s prior written consent before requesting removal of an OEP Director, or designating a replacement as either an OEP Director or an OEP Independent Director.
Director Independence
Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq rules, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of David J. Aldrich, Andrew G. Dunn, Richard R. Lury, Susan D. Lynch, Joseph R. Martin and Paul Carl (Chip) Schorr IV, representing six of our 11 directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and relationships with certain of our significant shareholders, and the transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”
Director Candidates
Other than director candidates designated by Sanken and the OEP Investor pursuant to the Stockholders Agreement, the Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound

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CORPORATE GOVERNANCE
judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Allegro MicroSystems, Inc., 955 Perimeter Road, Manchester, New Hampshire, 03103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Shareholders
The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as our Secretary considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances. Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Allegro MicroSystems, Inc. 955 Perimeter Road, Manchester, New Hampshire, 03103.
Board Leadership Structure and Role in Risk Oversight
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Yoshihiro Suzuki serving as Chairman of the Board and Vineet Nargolwala serving as President and Chief Executive Officer and as a director. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Chairman to focus on leading the Board in its fundamental role of providing advice to, and independently overseeing, management. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as our Chairman. The Board believes that having separate positions, with a non-executive director serving as the Chairman, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence. For these reasons and because of the strong leadership of Mr. Suzuki and Mr. Nargolwala, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director. The Board does not currently have a lead director.
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management and is responsible for overseeing the management of risks relating to accounting matters and financial reporting. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

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CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
Our Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Business Conduct and Ethics is posted on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” In addition, we have or intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.
Attendance by Members of the Board at Meetings
There were nine meetings of the Board during the fiscal year ended March 31, 2023. During the fiscal year ended March 31, 2023, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director, with the exception of Mr. Kawashima.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the non-management and independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend, absent compelling circumstances. All of our directors attended the 2022 virtual annual meeting.

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COMMITTEES OF THE BOARD
Our Board has established four standing committees — Audit, Compensation, Nominating and Corporate Governance (“NCGC”), and Research & Development and Strategy (“R&D and Strategy”) — each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Research & Development and Strategy
David J. Aldrich	X		X
Andrew G. Dunn				X
Reza Kazerounian				Chair
Richard R. Lury		X	Chair
Susan D. Lynch	X
Joseph R. Martin	Chair			X
Paul Carl (Chip) Schorr IV		Chair	X
Yoshihiro (Zen) Suzuki				X
Number of meetings in fiscal 2023	11	4	4	10
Audit Committee
Our Audit Committee’s responsibilities include:
•appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk management and overseeing management of the material risks facing the Company;
•reviewing related person transactions and the Company’s policies for reviewing and approving related person transactions;
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•preparing the Audit Committee Report required by the SEC rules (which is included on page 25 of this proxy statement).
The Audit Committee charter is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” The members of the Audit Committee are David J. Aldrich, Susan D. Lynch, and Joseph R. Martin. Mr. Martin serves as the chair of the Audit Committee. Our Board has affirmatively determined that each of Messrs. Aldrich and Martin and Ms. Lynch qualifies as an “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Exchange Act and Nasdaq rules.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that each of Messrs. Aldrich and Martin and Ms. Lynch qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

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COMMITTEES OF THE BOARD
Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, including the compensation of the named executive officers identified on page 36 of this proxy statement. Our Compensation Committee’s responsibilities include:
•reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•reviewing and approving or making recommendations to our Board, regarding our incentive compensation and equity-based plans and arrangements;
•administering our equity-based plans and arrangements;
•reviewing and making recommendations to our Board with respect to director compensation;
•appointing and overseeing any compensation consultants; and
•reviewing and discussing with management the Compensation Discussion and Analysis section of our proxy statement and preparing the Compensation Committee Report required by the SEC rules (which is included on page 52 of this proxy statement).
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. The Compensation Committee may consider, in its discretion, the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In the fiscal year ended March 31, 2023, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide guidance in establishing our executive compensation program. Meridian consulted with the members of our management regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.
The members of our Compensation Committee are Richard R. Lury and Paul Carl (Chip) Schorr IV. Mr. Schorr serves as the chair of the Compensation Committee. Our Board has determined that each of Mr. Lury and Mr. Schorr qualifies as an “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.
Compensation Committee Interlocks and Insider Participation
During all or a portion of our fiscal year ending March 31, 2023, Richard R. Lury and Paul Carl (Chip) Schorr IV served on our Compensation Committee. During the fiscal year ended March 31, 2023, no such member of our Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company or had related person transactions with the Company that required disclosure. During the fiscal year ended March 31, 2023, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity that had one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Our NCGC’s responsibilities include:
•identifying individuals qualified to become Board members, consistent with criteria approved by our Board;
•recommending to our Board the persons to be nominated for election as directors at our annual meeting of shareholders and to be appointed to fill Board vacancies;
•recommending to the Board the directors to appoint to serve on each Board committee;
•developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;
•periodically reviewing the Board’s leadership structure and recommending any changes to the Board;
•periodically reviewing and discussing with the Board the Company’s policies, objectives and practices with respect to ESG matters; and

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COMMITTEES OF THE BOARD
•overseeing the evaluation of our Board and its committees to determine whether the Board and its committees are functioning effectively.
Pursuant to the NCGC charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the NCGC has the authority to retain or obtain the advice of independent legal counsel and other advisors to assist in carrying out its responsibilities. The members of the NCGC are David J. Aldrich, Richard R. Lury and Paul Carl (Chip) Schorr IV. Mr. Lury serves as the chair of the NCGC. Our Board has determined that each of Messrs. Aldrich, Lury and Schorr qualifies as an “independent director” under Nasdaq rules.
Research & Development and Strategy Committee
Our R&D and Strategy Committee’s responsibilities include:
•recommending the research and development budget to be included by our Board in our annual plan, and approving any changes thereto;
•conducting regular reviews of research and development, technology roadmaps, product strategy and design pipeline, including defining strategic product development roadmap initiatives;
•reviewing and approving our foundational research and development programs, product strategy, portfolio objectives and research and development spending plans, including allocation by portfolio;
•reviewing regular reporting on actual versus budgeted spending;
•approving the establishment of detailed return on investment metrics and overseeing their implementation;
•approving the establishment of the key research and development performance indicators relating to optimization of research and development productivity, efficiency and execution, return on investment, quality and any other areas management and the Committee may identify;
•conducting regular reviews with management of our performance relative to key research and development performance indicators and the process for their measurement;
•overseeing the establishment and monitoring of engineering quality and efficiency enhancements;
•reviewing and approving plans for recommendation to our Board for any long-term reorganization of our research and development site footprint;
•assisting with the review of technology matters relating to strategic opportunities;
•reviewing organizational matters associated with the research and development function; and
•reporting regularly to our Board with respect to the activities of the Committee generally, as well as any issues that arise regarding the outputs of the Committee’s work.
Pursuant to the R&D and Strategy Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the R&D and Strategy Committee has the authority to retain or obtain the advice of consultants, experts and other advisors to assist in carrying out its responsibilities. The members of our R&D and Strategy Committee are Andrew G. Dunn, Reza Kazerounian, Joseph R. Martin and Yoshihiro (Zen) Suzuki. Dr. Kazerounian serves as the chair of the R&D and Strategy Committee.
Shareholder Engagement
We value our shareholders’ interests. We maintain an active dialogue with our shareholders to ensure we understand issues that are important to our shareholders and address their interests in a meaningful and effective way. We engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, risk management, compensation practices and ESG issues.

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COMMITTEES OF THE BOARD
Board Diversity Matrix
The table below provides certain information with respect to the composition of our Board. Each of the categories listed in the table has the meaning ascribed to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (as of June 21, 2023)
Total number of directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	10	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American Indian	-	-	-	-
Asian	-	5	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-
Board Composition
The following charts show the composition of the 11 members of our Board of Directors by age, tenure, gender, and racial or ethnic diversity.

Age	Tenure	Gender	Race / Ethnicity
(in years)
70s 18% 40s 10% 50s 36% 60s 36% 4 to 8 36% 8+ 18% 1 to 3 46% female 9% male 91% racially or ethnically diverse 45% not racially or ethnically diverse 55%

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the philosophy, policies, practices, and material decisions underlying the compensation reported in the executive compensation tables included in this proxy statement for the following executive officers and former executive officer of the Company (the “NEOs” or “named executive officers”):

Executive Officers
Vineet Nargolwala[1]	President and Chief Executive Officer (the “CEO”)
Derek P. D'Antilio	Senior Vice President, Chief Financial Officer and Treasurer (the "CFO")
Sharon S. Briansky	Senior Vice President, General Counsel and Secretary
Max R. Glover	Senior Vice President of Worldwide Sales
Michael C. Doogue	Senior Vice President, Chief Technology Officer
Former Officer
Ravi Vig[1]	Former President and Chief Executive Officer
1.     As previously reported, Mr. Vig retired from his position as President and Chief Executive Officer on June 13, 2022, and he was succeeded by Mr. Nargolwala.
The total compensation of each NEO is reported in the Fiscal Year 2023 Summary Compensation Table presented on page 53 of this proxy statement.
CEO Transition in Fiscal Year 2023
Mr. Nargolwala joined the Company as President and Chief Executive Officer on June 13, 2022, succeeding Mr. Vig, who retired from the Company, effective the same day.
Employment Agreement with Mr. Nargolwala
In connection with Mr. Nargolwala’s hire, the Company entered into an employment agreement with Mr. Nargolwala (the “Employment Agreement”). Under the Employment Agreement, Mr. Nargolwala’s annual base salary was set at $600,000, and his target award under the Company’s Annual Incentive Plan (“AIP”) was set at 110% of his annual base salary (prorated for fiscal year 2023 based on the partial year served, with the pro-rated amount being at least equal to 110% of his annual base salary). In addition to the prorated annual bonus that Mr. Nargolwala received in 2023, under the terms of the Employment Agreement, Mr. Nargolwala also received a $217,000 signing bonus (the “Signing Bonus”). In the event that Mr. Nargolwala voluntarily resigns without Good Reason or the Company terminates his employment for Cause (as each such capitalized term is defined in the Employment Agreement) before July 1, 2023, Mr. Nargolwala will be required to repay the full Signing Bonus. In the event that Mr. Nargolwala voluntarily resigns without Good Reason or the Company terminates his employment for Cause between July 1, 2023 and July 1, 2024, Mr. Nargolwala will be required to repay a prorated amount of the Signing Bonus based upon the number of months worked during the two-year period ending on July 1, 2024.
Under the Employment Agreement, on June 13, 2022, Mr. Nargolwala received a one-time grant of time-based restricted stock units (“RSUs”) representing a number of shares of the Company’s Common Stock having a grant date fair value of $4 million divided by the closing price of a share of the Company’s Common Stock on Nasdaq on that date (“Sign-On Equity Award”). The RSUs vested as to 60% of the underlying shares on the first anniversary of the grant date, and the remaining 40% of the underlying shares will vest on the second anniversary of the grant date, subject to Mr. Nargolwala’s continued employment with the Company through the vesting date.
In addition, under the Employment Agreement, on August 1, 2022, Mr. Nargolwala received an initial equity award representing a number of shares of Common Stock having a grant date fair value of $4 million divided by the closing price of a share of the Company’s Common Stock on Nasdaq on that date (the “Initial Equity Award”). Forty percent of the Initial Equity Award was granted in the form of RSUs that will vest 25% per year over four years on the anniversary of the grant date, subject to Mr. Nargolwala’s continued employment with the Company through the vesting date. The remaining 60% of the total Initial Equity Award was granted in the form of performance-based restricted stock units (“PSUs”) that vest based on achievement of performance goals and continued service over a three-year performance period.

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EXECUTIVE AND DIRECTOR COMPENSATION
The material terms and conditions of severance provisions outlined in the Employment Agreement for Mr. Nargolwala are summarized under the heading “Severance and Employment Agreements” presented on page 59 of this proxy statement.
Retirement of Mr. Vig
Mr. Vig retired from the Company on June 13, 2022. To ensure a smooth and orderly transition to the new CEO, per the terms of his Second Amended and Restated Severance Agreement (the “Severance Agreement”), and in consideration of Mr. Vig’s availability to the Company for a period of time following his retirement, general release of claims and compliance with certain obligations, including non-solicitation and non-disparagement covenants:
•All PSUs held by Mr. Vig at the time of his retirement remained outstanding and eligible to vest in accordance with their terms, based on the achievement of applicable performance conditions that were fixed as of the time of his retirement, provided that in no event will the number of shares delivered to Mr. Vig following vesting have a fair market value on the date of delivery that is less than the number of earned shares multiplied by a designated stock price that is equal to the greater of the fair market value on the date of delivery, or the trailing 20-day average of the share price as of Mr. Vig’s retirement date (the “PSU Modification”). To the extent that any applicable performance periods had not yet completed as of the retirement date, such PSUs were forfeited (collectively, the “Forfeited Awards”);
•Mr. Vig received a single, lump-sum cash payment equal to: (i) 100% of his annual base salary at the time of his retirement, plus (ii) 100% of his target AIP award for the 2023 fiscal year, plus (iii) the amount equal to a prorated portion of his AIP award for the 2023 fiscal year determined by taking the projected annual performance bonus at the time of his retirement date and prorated based on time served during the 2023 fiscal year, plus up to 12 months of reasonable executive transition support following the retirement date;
•Mr. Vig receives payment of health insurance premiums under the Consolidated Budget Reconciliation Act of 1985 that he incurs for continued coverage under the Company’s group health insurance plan until Mr. Vig becomes eligible for Medicare;
•Mr. Vig was granted a one-time RSU award (the “Substitute RSUs”) that vested on his retirement date covering a number of shares of the Company’s common stock equal to the product obtained by multiplying the number of shares of the Company’s Common Stock underlying the Forfeited Awards by the percentage achievement of the performance goals associated with such Forfeited Awards had the measurement periods ended, assuming target satisfaction thereof or, if greater, generally based on the level of actual achievement of the performance goals, as if the measurement periods had ended at the end of the most recent fiscal quarter; and
•Mr. Vig entered into a letter agreement with the Company to provide transition-related consulting services from time to time as requested by the Company for a period of six months following his retirement date, for up to eight hours per week (the “Consulting Agreement”). Mr. Vig received consulting fees in the amount of $10,000 per week for these services, in accordance with the Consulting Agreement.

Executive Summary
2023 Business Results
During fiscal year 2023, Allegro sharpened its focus on large, fast-growing automotive and industrial markets. These markets are being transformed by the mega trends of electrification and automation that will play out over the next decade and intersect with our market leading sensor and power product portfolio and technical expertise. In fiscal year 2023, continued strong momentum in strategic growth areas including e-Mobility, which we define as the electrification of vehicles and the increasing adoption of safety-related advance driver assistance systems known as ADAS, and select industrial markets drove 27% year-over-year growth in sales to a record $974 million. Design win momentum increased significantly, with approximately two-thirds of our wins coming from strategic growth areas, where we have also aligned our investments in research and development and customer support capabilities. We also expanded gross margins and achieved U.S. generally accepted accounting principles (“GAAP”) and non-GAAP earnings growth rates of more than two times the sales growth rate, demonstrating the leverage in our operating model.
The following sets forth certain details of our financial results for fiscal year 2023 and the returns delivered to shareholders, compared to certain benchmarks, for fiscal year 2023 and the year-over-year change from fiscal year 2022:

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	Revenue $M	GAAP Gross Margin	Non-GAAP Gross Margin [1]	GAAP Diluted EPS	EBITDA $M 1	Adjusted EBITDA $M [1]	Non-GAAP Diluted EPS [1]
Fiscal 2023 Result	$973.7M	56.1%	56.8%	$0.97	$262.8M	$327.9M	$1.28
Year-Over-Year Change	27%	308 bps	267 bps	56%	38%	45%	64%
1.     Denotes a non-GAAP financial measure. See Appendix A for definitions of and additional information regarding non-GAAP financial measures, along with reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
The following compares, for the period beginning October 29, 2020, the initial trading date of our Common Stock on Nasdaq, and ending on March 31, 2023, the last day of our fiscal year 2023, the cumulative total stockholder return for our Common Stock, the Nasdaq Composite Index and the Philadelphia Semiconductor Index (the “SOX Index”), and assumes reinvestment of any dividends. The shareholder return in the table below is not necessarily indicative of, nor it is intended to forecast, the potential future performance of our Common Stock, and we do not make or endorse any predictions as to future shareholder returns. We selected these comparative groups due to industry similarities and the fact that they include several direct competitors.

Shareholder value creation	Base Period - October 29. 2020	March 26, 2021	March 25, 2022	March 31, 2023
Allegro’s Result	$100.00	$142.77	$164.86	$271.13
Nasdaq Composite Index	$100.00	$117.46	$126.67	$109.26
Philadelphia Semiconductor Sector Result	$100.00	$136.02	$154.37	$141.48
Important 2023 Compensation Actions
Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. In fiscal year 2023, the Compensation Committee took the following actions with respect to the compensation of our NEOs:
•As part of our standard annual review cycle, reviewed the base salaries for our NEOs, approving increases of 4.2%, 5.6%, 2.6% and 4.0% for Ms. Briansky and Messrs. Glover, Doogue, and Vig, respectively;
•As part of our standard annual review cycle, reviewed the annual target bonus opportunities for our NEOs under the AIP, increasing Mr. Doogue’s target bonus opportunity from 70% to 75% of base salary;
•Approved AIP performance metrics, weighting non-GAAP Operating Income, further adjusted for the operational impact of acquisitions (“Performance EBIT”) performance at 70% and revenue performance at 30%; and
•Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of RSUs and PSUs to provide strong links to long-term shareholder value creation and promote alignment with investors.
As illustrated below, our executive compensation program utilizes annual and long-term incentive awards, including awards that are contingent on Company performance relative to our key performance metrics. The pay mix charts set forth below are based on target compensation and include base salary, target annual bonus under the AIP, and annual long-term equity-based awards at target. Fiscal year 2023 compensation for our CEO presented below is for Mr. Nargolwala since he was our CEO as of the end of fiscal year 2023. The “Other NEO” average includes Ms. Briansky and Messrs. D’Antilio, Glover and Doogue.

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FY2023 ceo compensation 11% 14% 75% 40%

60% fy2023 ceo target lti psus rsus variable, at risk compensation, 89% base salary aip (target) lti (annual equity award target) fy 2023 other neo compensation 20% 14% 66% fy2023 other neo avg lti 40% 60% psus rsus variable, at risk compensation, 80% base salary aip (Target) lti (annual equity award target)
Compensation Philosophy and Objectives
The overall objective of our compensation program is to encourage and reward the creation of sustainable, long-term value for our stakeholders. We pursue this objective via:
•Alignment with long-term shareholders’ interests. We believe our executives’ interests are more directly aligned with our shareholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance and align to the characteristics of our target markets.
•External Competitiveness. We believe an executive’s total pay should be competitive with companies of similar industry, size and complexity at the target performance level in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.
•Motivating achievement of financial goals and strategic objectives. We believe an effective way to create value over the long term is to make a significant portion of an executive’s overall pay dependent on the achievement of our short- and long-term financial goals and strategic objectives.
•Rewarding superior performance. We believe that although an executive’s total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive with companies of similar industry, size and complexity at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.
•Responding to change. We believe that as our industry continues to evolve and our opportunities for competitive business advantages change over time, we must also continue to evolve in order to continue to create value. Our compensation programs must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans from time to time) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).
Compensation Governance and Best Practices
We are committed to maintaining strong governance standards with respect to our compensation programs, procedures, and practices. For example:
What we do

√	Our executive compensation decisions are made by the independent members of our Board or by our Compensation Committee, which is made up exclusively of independent members.
√	Our Compensation Committee has retained an independent executive compensation consulting firm to provide objective analysis, advice and information.

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√	We make a significant portion of each NEO’s overall compensation dependent on our performance measures against pre-determined targets for short- and long-term financial performance measures, targets that we believe are challenging, yet achievable.
√	We provide a significant portion of each NEO’s overall compensation opportunity in the form of at-risk, equity-based incentive awards to establish a strong link between an NEO’s compensation and our stock price performance.
√	Our NEOs and independent members of our Board who receive compensation from the Company for their Board service are subject to robust stock ownership guidelines.
√	Our 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) provides for recoupment of incentive awards in the event of a material financial restatement due to material noncompliance with financial reporting requirements or breach of restrictive covenants.
What we don’t do

X	We do not provide our NEOs with material executive perquisites.
X	We do not permit hedging or pledging of the Company’s equity securities by any officers, directors, or employees.
X	We do not provide any tax gross ups to our NEOs, including in the event of a change in control of the Company (a “change in control”) or otherwise.
X	We do not provide for single-trigger vesting of unvested equity awards in the event of a change in control.
X	We currently have no outstanding stock option awards, but if we choose to grant option awards in the future, we do not permit the repricing or back-dating of stock option awards.
Role of the Compensation Committee, Compensation Consultant and Management
In setting executive compensation, the Compensation Committee considers a number of factors, including the CEO’s recommendations (other than with respect to his own compensation), the recommendations and competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on that performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and each executive’s professional experience and tenure with the Company. The Compensation Committee also considers prior fiscal year adjustments to executive compensation, historical payments under our AIP and our historical equity award grant practices. The Compensation Committee has the final authority to approve annual compensation packages for all executives.
Prior to the start of each fiscal year, we develop Company performance metrics aligned with our annual operating plan for our employees, including our NEOs. These goals represent key performance objectives that are incorporated into the AIP framework and then submitted to the Compensation Committee for consideration and approval. After our fiscal year-end financial results are available, the Compensation Committee approves annual bonus payout amounts under our AIP for our executives for the just-completed fiscal year.
The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to provide research and analysis and to make recommendations on the form and level of executive compensation. The Compensation Committee sought input from Meridian on executive compensation matters for the 2023 fiscal year, including the design and competitive position of our executive compensation program, our peer group (see the following page for additional information on our peer group), appropriate compensation levels, and evolving compensation trends.
Based on its consideration of the various factors set forth in the rules promulgated by the SEC and Nasdaq rules, the Compensation Committee has determined that the work performed by Meridian has not raised any conflict of interest.
Competitive Positioning
We perform a competitive market analysis of our executive compensation programs annually and director compensation programs biennially to ensure that the total compensation packages of our executive officers and the non-employee members of our Board are within a reasonably competitive range of companies of similar industry, size and complexity. In connection with its fiscal year 2023 compensation actions and decisions, the Compensation Committee considered a competitive market analysis prepared by Meridian in February of 2022 (see below for more information on the competitive market analysis). The Meridian analysis determined that the NEOs’ cash compensation, comprised of annual base salary, plus annual target bonus

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under the AIP, approximated the 50th percentile relative to competitive market data. The analysis also found that the equity incentive awards that we granted during fiscal year 2022 approximated the 50th percentile in aggregate and, on an executive-to-executive basis, ranged from the 30th to the 75th percentile. This analysis excluded compensation for Mr. Nargolwala, who did not join the Company until June 2022 and whose compensation package relied on competitive data and was designed to induce him to join the Company.
The Compensation Committee considered these results in its compensation program decision-making for fiscal year 2023.
Competitive Market Analysis
In February 2022, Meridian conducted a competitive market analysis to support the Compensation Committee in connection with its executive and non-employee director compensation decisions for fiscal year 2023. To develop an understanding of the competitive marketplace, the Compensation Committee reviewed the executive compensation practices of a group of publicly traded companies (the “Peer Group”) based on compensation data gathered from publicly available filings. Meridian worked with the Compensation Committee to review the Company’s Peer Group.
In determining the Peer Group to be utilized in making compensation decisions for fiscal year 2023, the Compensation Committee and Meridian reviewed and considered factors such as industry, total revenue, market capitalization, growth, and profitability margins. The Peer Group was selected based on the evaluation of all of these factors, and consisted of the following 14 companies:

Peer Group
Cirrus Logic, Inc.	ON Semiconductor Corporation
Diodes Incorporated	Power Integrations, Inc.
Lattice Semiconductor Corporation	Rambus Inc.
MACOM Technology Solutions Holdings, Inc.	Semtech Corporation
MaxLinear, Inc.	Silicon Laboratories Inc.
Microchip Technology Incorporated	Synaptics Incorporated
Monolithic Power Systems, Inc.	Wolfspeed, Inc. (formerly Cree, Inc.)
As compared to our prior Peer Group composition, the Compensation Committee determined to remove Brooks Automation, Inc. (now Azenta, Inc.) following the divestiture of its semiconductor solutions group, Inphi Corporation following its acquisition by Marvell Technology Group, and Analog Devices, Inc. due to its much higher revenue, headcount and market capitalization as compared to our own. The Compensation Committee added Rambus Inc. due to its industry relevance and to position the Peer Group median revenue, headcount and market capitalization closer to our own.
As indicated in the table below, at the time of the competitive market analysis in February 2022, our revenue approximated the Peer Group 29th percentile, our headcount the 79th percentile, and our market capitalization the 50th percentile.

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Allegro Compared to Peer Group, Sorted from Highest to Lowest
Revenue	Headcount	Market Cap
Microchip Technology Incorporated	ON Semiconductor Corporation	Microchip Technology Incorporated
ON Semiconductor Corporation	Microchip Technology Incorporated	ON Semiconductor Corporation
Diodes Incorporated	Diodes Incorporated	Monolithic Power Systems, Inc.
Cirrus Logic, Inc.	Allegro MicroSystems, Inc.	Wolfspeed, Inc.
Synaptics Incorporated	Wolfspeed, Inc.	Synaptics Incorporated
Monolithic Power Systems, Inc.	Monolithic Power Systems, Inc.	Lattice Semiconductor Corporation
MaxLinear, Inc.	Silicon Laboratories Inc.	Silicon Laboratories Inc.
Wolfspeed, Inc.	MaxLinear, Inc.	Allegro MicroSystems, Inc.
Silicon Laboratories Inc.	Cirrus Logic, Inc.	Cirrus Logic, Inc.
Semtech Corporation	Synaptics Incorporated	Power Integrations, Inc.
Allegro MicroSystems, Inc.	Semtech Corporation	MaxLinear, Inc.
Power Integrations, Inc.	MACOM Technology Solutions Holdings, Inc.	Semtech Corporation
MACOM Technology Solutions Holdings, Inc.	Lattice Semiconductor Corporation	MACOM Technology Solutions Holdings, Inc.
Lattice Semiconductor Corporation	Power Integrations, Inc.	Diodes Incorporated
Rambus Inc.	Rambus Inc.	Rambus Inc.
Allegro = 29th percentile	Allegro = 79th percentile	Allegro = 50th percentile
The Compensation Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice for our Peer Group. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if their position is sufficiently similar to the positions identified in the data to make the comparison meaningful. The Compensation Committee reviews a full array of competitive market data as part of this comparison process rather than isolating a particular percentile with respect to any portion of the executives’ pay. Ultimately, the Compensation Committee’s decisions with respect to each executive’s total compensation, and each individual compensation element, are based in large part on its assessment of the Company’s and individual’s performance, as well as other factors, such as internal equity across the organization.
Compensation Elements
We use the following key elements to compensate our NEOs:

Compensation Element	Purpose	Timing of Payment(s)
Base Salary Representing the only fixed element of total direct compensation	•Provide a competitive fixed rate of pay relative to similar positions in the market. •Enable the Company to attract and retain critical executive talent.	•Paid bi-weekly throughout the year
Annual Incentive Plan (AIP) Cash-settled and tied to the achievement of short-term (one year or less) Company financial and / or strategic goals	•Focus executive officers on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation.	•Lump-sum payment in the first quarter of the following fiscal year for executives as of the end of the fiscal year
Long-Term Incentives Comprised of a selection of equity instruments and vesting criteria tailored to promote long-term alignment of pay with shareholders
•Focus our executive officers on long-term relative and absolute performance goals that strongly align with and drive shareholder value creation, as well as support the Company’s leadership retention strategy.
•Annual equity awards generally vest over a three or four-year period from date of grant
Variation in competitive positioning among executives is to be expected, to recognize differences in individual performance, tenure, or scope of responsibility relative to market. However, we generally position each compensation element within a competitive range (+/- 15% for Base Salary and AIP target compensation, +/- 20% for grant date fair value of Long-Term Incentives) of the market 50th percentile.

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EXECUTIVE AND DIRECTOR COMPENSATION
Fiscal Year 2023 Base Salaries
NEO base salaries are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire, as it did in fiscal year 2023 for Mr. Nargolwala in connection with his hiring. During fiscal year 2023, the Compensation Committee reviewed the base salaries of the NEOs, approving the adjustments shown in the table below, as applicable, for all NEOs other than Mr. D’Antilio who joined the Company in January 2022, and Mr. Nargolwala who joined the Company in June 2022, and whose base salaries were negotiated in connection with their hiring. In deciding whether to make any annual adjustments, the Compensation Committee considered factors, including each NEO’s performance, tenure, and job responsibilities, in addition to considering market information from our February 2022 competitive analysis. In recognition of his expanded role with the Company in becoming our first Chief Technology Officer, the Compensation Committee increased Mr. Doogue’s annual salary to $390,000 in September 2022.

Name	FY 2022 Base Salary ($)	FY 2023 Base Salary ($)	Increase ($)	Increase (%)	Reason for Change
Vineet Nargolwala [1]	n/a	$600,000	—	—	n/a
Derek P. D'Antilio [2]	$400,000	$400,000	—	—	n/a
Sharon S. Briansky	$360,000	$375,000	$15,000	4.2%	Merit
Max R. Glover	$364,700	$385,000	$20,300	5.6%	Merit
Michael C. Doogue[3]	$365,400	$375,000	$9,600	2.6%	Merit
Former Officer
Ravi Vig	$625,000	$650,000	$25,000	4.0%	Merit
1.    Mr. Nargolwala joined the Company in June 2022.
2.     Mr. D’Antilio joined the Company in January 2022.
3.     Mr. Doogue’s salary was subsequently adjusted to $390,000 in September 2022 in connection with becoming SVP, Chief Technology Officer.
Fiscal Year 2023 AIP
Each of our NEOs participates in our AIP, which is focused on rewarding our executive officers for annual operating performance that meets or exceeds pre-established goals. The Compensation Committee periodically reviews and determines each NEO’s target bonus opportunity (expressed as a percentage of base salary) under the AIP. During fiscal year 2023, the Compensation Committee reviewed each NEO’s target bonus opportunity, approving the adjustment to Mr. Doogue’s target shown in the table below. The Compensation Committee considered the same factors as in its deliberations relating to base salaries, as well as our desire to motivate achievement of short-term financial objectives via meaningful annual incentive opportunities. Each NEO’s target bonus opportunity was generally aligned to the market 50th percentile, as detailed in the February 2022 competitive analysis.

Name	2022 Target AIP (% of Base Salary)	2023 Target AIP (% of Base Salary)	Increase (%)	Reason for Change
Vineet Nargolwala	n/a	110.0%	—%
Derek P. D'Antilio	75.0%	75.0%	—%
Sharon S. Briansky	70.0%	70.0%	—%
Max R. Glover	75.0%	75.0%	—%
Michael C. Doogue	70.0%	75.0%	5.0%	Market adjustment
Former Officer
Ravi Vig	125.0%	125.0%	—%
The actual amount of the annual bonuses paid under the AIP each year may be more or less than the applicable NEO’s target bonus opportunity, depending on Company performance against a set of pre-established performance metrics. For fiscal year

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2023, these Company performance metrics included Performance EBIT (weighted 70%) and revenue, as represented by year-over-year sales growth percentage (weighted 30%). The annual bonuses under the AIP are also subject to potential increase or reduction at the discretion of the Compensation Committee, based on individual NEO performance during the fiscal year (the “Multiplier for Individual Performance”).
The table below illustrates AIP determinations at various levels of performance and the actual performance in fiscal year 2023 for each metric. For performance between points referenced in the table, straight line interpolation is used for the determination of actual achievement of performance metrics.

Performance Metric		Threshold	Target	Maximum	Actual Performance
Performance EBIT [1]	Performance Goals ($M)	$200.0	$247.0	$270.0	$282.6
	% Pool Funding	80.0%	100.0%	200.0%	200.0%
Revenue	Performance Goals ($M)	$829.4	$916.6	$960.0	$973.7
	% Pool Funding	80.0%	100.0%	200.0%	200.0%
1.    Actual performance for Performance EBIT for the period is calculated from GAAP operating income, as adjusted as provided in Appendix A.Target aip mix 70% 30% performance ebit revenue

In May 2023, the Compensation Committee assessed the Company’s fiscal year 2023 achievement of the corporate performance objectives. The sum of the Performance EBIT portion of the pool funding (70% weighting multiplied by the actual Performance EBIT financial performance of 200%) plus the revenue portion of the pool funding (30% weighting multiplied by the actual revenue financial performance of 200%) for fiscal year 2023 resulted in achievement at 200% of target. Additionally, the Compensation Committee did not choose to exercise upward or downward discretion based on individual performance for fiscal year 2023 AIP payout determinations, and so the Multiplier for Individual Performance for all NEOs was 1.0.
Per the terms of his Severance Agreement, the portion of Mr. Vig’s lump-sum payment attributable to his 2023 AIP award was funded at the projected annual bonus rate on his retirement date and prorated to reflect his partial service in fiscal year 2023. The projected annual bonus rate as of his retirement date was calculated to be $323,397.
The table below illustrates the final AIP payout determinations for each NEO.

Name	2023 Target AIP ($)	Pool Funding per Corporate Achievement	Multiplier for Individual Performance	Final AIP Payout ($)
Vineet Nargolwala [1]	$526,192	200%	1.00	$1,052,384
Derek D'Antilio	$300,000	200%	1.00	$600,000
Sharon S. Briansky	$262,500	200%	1.00	$525,000
Max R. Glover	$288,750	200%	1.00	$577,500
Michael C. Doogue [2]	$292,500	200%	1.00	$585,000
1.    Amounts in the 2023 Target AIP and Final AIP Payout columns reflect a proration for partial year of service in fiscal year 2023.
2.    Based on Mr. Doogue’s base salary as of the end of fiscal year 2023.

The AIP payments with respect to fiscal year 2023 detailed above were paid to each NEO on June 2, 2023.
Additional Bonus Awards in Fiscal Year 2023
Mr. Nargolwala received a $217,000 Signing Bonus in accordance with his Employment Agreement to incentivize him to join the Company. In the event that Mr. Nargolwala voluntarily resigns without Good Reason or the Company terminates his employment for Cause (as each such term is defined in the Employment Agreement) before July 1, 2023, Mr. Nargolwala will be required to repay the full Signing Bonus. In the event that Mr. Nargolwala voluntarily resigns without Good Reason or the Company terminates his employment for Cause between July 1, 2023 and July 1, 2024, Mr. Nargolwala will be required to

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repay a prorated amount of the Signing Bonus based upon the number of months worked during the two-year period ending on July 1, 2024.

Pursuant to her offer letter, Ms. Briansky received a cash payment of $250,000 upon her attainment of six months of service in June 2022 as the final installment of her deferred hiring bonus. If Ms. Briansky terminates her employment in less than two years from her date of hire, she will be required to make a prorated repayment of her entire hiring bonus based upon the number of months worked less than two years.
Mr. Glover received a cash payment of $49,500 in July 2022 as the final installment of his deferred hiring bonus pursuant to his offer letter, which was included as an inducement to join the Company in 2019.
Fiscal Year 2023 Equity Compensation
We use equity awards as a form of long-term incentive compensation to motivate and reward executive officers for effectively executing longer-term strategic and financial objectives. The multi-year vesting provisions of these awards also support the Company’s leadership retention strategy. The value of these equity awards is based on the value of our Common Stock, and these awards help align the interests of our executive officers with those of the Company’s shareholders.
In fiscal year 2023, our annual equity awards consisted of a combination of RSUs and PSUs. Further details regarding awards granted during fiscal year 2023 are set forth below. The Compensation Committee elected to use PSUs as the primary equity vehicle for annual equity awards to NEOs because these awards provide upside potential for superior performance, and decline in award size, potentially to zero, for performance that is below threshold level expectations.
For each eligible executive, the Committee considers the relative value of equity awards compared to the equity awards held by other executive officers, the desired incentive mix between PSU awards and RSU awards, a compensation analysis performed by Meridian, and the individual experience, skills and performance level of the executive officer to determine the size of equity awards.
Annual Equity Awards
The annual equity awards granted to each of our NEOs consisted of RSUs (40% of each award) and PSUs (60% of each award). The RSUs are scheduled to vest in four equal installments on each of May 16, 2023, 2024, 2025, and 2026, subject to continued employment through each vesting date. The PSUs vest based on achievement of three separate performance and service criteria, as outlined in the table below and described in greater detail following the table.

Performance Metric	PSU Award Weighting (at target)	Performance Period	Additional Service-Based Vesting after Performance Period
Relative Total Shareholder Return (“Relative TSR”)	50%	Three years (fiscal years 2023 through 2025)	Earned shares (if any) based on this metric vest on May 16, 2025
Strategic Products Revenue	25%	One year (fiscal year 2023)	Earned portion of PSU shares (if any) based on this metric vest 50% on May 16, 2023, and 50% on May 16, 2024
Cumulative Performance EBITDA	25%	One third allocated to each of one year (fiscal year 2023), two year (fiscal years 2023 and 2024) and three year (fiscal years 2023 through 2025) performance periods	Earned portion of PSU shares (if any) based on this metric vest on May 16, 2025
Psu award weighting (at target) 25% 50% 25% relative tsr strategic product revenue cumulative performance ebitda

The Relative TSR portion of the PSUs are earned based on our total shareholder return (“TSR”) performance, as measured relative to the performance of companies in the SOX Index over a three-year period (fiscal years 2023 through 2025). Target vesting at 100% of this portion of the award is achieved if the Company’s TSR equals the TSR of the median company in the SOX Index. The actual number of PSUs that will be earned can range from 0% - 200% of the target amount, with a threshold vest (fixed at 50% of the target number of PSUs for this portion of the award) achieved if the Company’s TSR equals the TSR of the 25th percentile SOX Index company, and a maximum vest (fixed at 200% of the target number of PSUs for this portion of the

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award) achieved if the Company’s TSR equals the TSR of the 75th percentile SOX Index company. Straight line interpolation is used for vesting determinations for performance between threshold and target or between target and maximum. If the Company’s TSR is negative during the performance period, vesting is capped at target for this portion of the award, regardless of what the award formula would otherwise specify for this portion of the award.

Performance Metric			Threshold		Target		Maximum
Relative TSR - TSR percentile rank vs. SOX Index	Goal	<25th	25th	37.5th	50th	62.5th	75th
	Payout % (positive TSR)	—%	50.0%	75.0%	100.0%	150.0%	200.0%
	Payout % (negative TSR)	—%	50.0%	75.0%	100.0%	100.0%	100.0%
The Strategic Products revenue portion of the PSUs are earned based on our revenue applicable to products that drove our growth in the e-Mobility and select industrial markets in fiscal year 2023 (the “Strategic Products”), as compared to pre-established threshold, target and maximum goals. The table below illustrates Strategic Products revenue PSU payout determinations at various levels of performance, including actual performance in fiscal year 2023, and the resulting payout (i.e., the percentage of target PSUs for this portion of the award that vested one half on May 16, 2023, with the remaining half to vest on May 16, 2024, subject to a recipient meeting the continued service requirement). For performance between points referenced in the table, straight line interpolation was used for PSU vesting determination.

Performance Metric		Threshold	Target	Maximum	Actual Performance
Strategic Products revenue FY23 ($ millions)	Goal ($ millions)	$360.0	$400.0	$420.0	$477.1
	Payout %	50.0%	100.0%	200.0%	200.0%
The cumulative non-GAAP adjusted EBITDA, further adjusted for the operational impact of acquisitions (“Performance EBITDA”) portion of the PSUs are earned based on cumulative Performance EBITDA, as compared to threshold, target and maximum goals for each of fiscal year 2023, the two-year period encompassing fiscal years 2023 and 2024, and the three-year period encompassing fiscal years 2023, 2024 and 2025. The table below illustrates cumulative Performance EBITDA PSU payout determinations for the one-third of cumulative Performance EBITDA PSUs allocated to fiscal year 2023 performance, and the resulting payout (i.e., the percentage of PSUs allocated to fiscal year 2023 performance that will vest on May 16, 2025, subject to a recipient meeting the continued service requirement) for this portion of the award. For performance between points referenced in the table, straight line interpolation was used for the PSU vesting determination.

Performance Metric		Threshold	Target	Maximum	Actual Performance[1]
Fiscal Year 2023 Cumulative Performance EBITDA	Goal ($ millions)	$243.8	$297.7	$319.0	$332.3
	Payout %	50.0%	100.0%	200.0%	200.0%
1.    Actual performance for cumulative Performance EBITDA for the period is calculated from GAAP net income, as adjusted as provided in Appendix A, with such number calculated above the baseline level of Performance EBITDA for fiscal 2022.
The table below illustrates how payouts for this portion of the award will be determined for each of (1) the two-year period encompassing fiscal years 2023 and 2024, and (2) the three-year period encompassing fiscal years 2023, 2024, and 2025.

Performance Metric		Threshold	Target	Maximum
Fiscal Years 2023-2024 Cumulative Performance EBITDA	Goal	84.72% of Plan[1]	At Plan[1]	106.77% of Plan[1]
	Payout %	50.0%	100.0%	200.0%
Fiscal Years 2023-2025 Cumulative Performance EBITDA	Goal	86.32% of Plan[1]	At Plan[1]	106.3% of Plan[1]
	Payout %	50.0%	100.0%	200.0%
1.    Respective goals for “Plan” as approved by the Board for our 2023-2025 business plan.

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Mr. Nargolwala’s Sign-On and Initial Equity Awards
In connection with and as inducement to Mr. Nargolwala’s joining the Company, Mr. Nargolwala was granted the one-time Sign-On Equity Award on June 13, 2022. The Sign-On Equity Award represented the number of shares of Common Stock having a grant date fair value of $4 million divided by the closing price of a share of the Company’s Common Stock on Nasdaq on the date of grant. The Sign-On Equity Award RSUs vested as to 60% of the underlying shares on the first anniversary of the grant date, and the remaining 40% of the underlying shares will vest on the second anniversary of the grant date, subject to Mr. Nargolwala’s continued employment with the Company through the vesting date.
Mr. Nargolwala was also granted the Initial Equity Award on August 1, 2022. The Initial Equity Award was designed to match the composition and terms of the annual equity award provided to each of the other NEOs. Accordingly, 40% of the Initial Equity Award was granted in the form of RSUs that will vest 25% per year over four years on the anniversary of the grant date, subject to Mr. Nargolwala’s continued employment with the Company through the vesting date, and the remaining 60% of the total Initial Equity Award was granted in the form of PSUs that vest based on achievement of performance goals and continued service over a three-year performance period. The design and weighting of each PSU metric was identical to the fiscal year 2023 grant made to the other NEOs. The Initial Equity Award represented the number of shares of Common Stock having a grant date fair value of $4 million divided by the closing price of a share of the Company’s Common Stock on Nasdaq on the date of grant.
Additional Retention Awards to Ms. Briansky and Messrs. D’Antilio, Glover and Doogue
In connection with the appointment of Mr. Nargolwala as our Chief Executive Officer, we granted retention awards of RSUs in June 2022 to Ms. Briansky, Mr. Glover, and Mr. Doogue and amended the vesting terms of Mr. Glover’s and Mr. Doogue’s outstanding RSU and PSU awards. In approving such one-time awards upon the amendment of vesting terms, the Compensation Committee considered the need to ensure management stability and continuity, as well as labor market conditions and competition for top talent during a time when our industry was ramping up production following COVID-19 related supply chain disruptions. Ms. Briansky’s RSUs had a grant date fair value of $400,000, and 75% of the award vested on June 3, 2023, with the remaining 25% of the award scheduled to vest on June 3, 2024, subject to Ms. Briansky’s continued employment with the Company through the vesting date. Mr. Glover’s and Mr. Doogue’s RSUs, each with a grant date fair value of $275,000, vested in full on June 3, 2023. The amendment to the terms of Mr. Glover’s and Mr. Doogue’s outstanding RSU and PSU awards provided these executives prorated accelerated vesting of the awards upon a termination of the employment for any reason after June 30, 2023.
On February 2, 2023, the Committee granted retention awards of RSUs to Ms. Briansky and Mr. D'Antilio to further align each of their interests with those of our shareholders, encourage retention, and recognize each individual’s importance to the Company and performance in the first year of service to the Company. The RSUs granted to Ms. Briansky and Mr. D’Antilio vest in full on February 13, 2026, subject to the NEO’s continued employment with the Company through the vesting date. Ms. Briansky’s RSUs had a grant date fair value of $750,000, and Mr. D’Antilio’s RSUs had a grant date fair value of $1,500,000.
Additional Award to Mr. Vig and Modification of Outstanding PSUs
Mr. Vig retired from the Company on June 13, 2022. Per the terms of his Severance Agreement, Mr. Vig was granted a one-time award of Substitute RSUs that vested on his retirement date covering a number of shares of the Company’s common stock equal to the product obtained by multiplying the number of shares of the Company’s Common Stock underlying his Forfeited Awards by the percentage achievement of the performance goals associated with such Forfeited Awards, assuming target satisfaction thereof or, if greater, generally based on the level of actual achievement of the performance goals, measured through the end of the most recent fiscal quarter.
Mr. Vig’s Severance Agreement also provided for the PSU Modification, in which all PSUs held by Mr. Vig at the time of his retirement remained outstanding and became non-forfeitable. The number of shares earned was based on the achievement of applicable performance conditions that were fixed as of the time of Mr. Vig’s retirement, and such shares will be delivered in four approximately semi-annual installments pursuant to the original vesting schedule, provided that in no event will the number of shares delivered to Mr. Vig following vesting have a fair market value on the date of delivery (the “Specified Value”) that is less than the number of earned shares multiplied by a designated stock price that is equal to the greater of the fair market value on the date of delivery, or the trailing 20-day average of the share price as of Mr. Vig’s retirement date (the “Specified Minimum Price”). Although no additional PSUs were issued as a result of the PSU Modification at the time of the modification, the PSU Modification could require the Company to deliver additional shares to Mr. Vig if the price of our Common Stock is below the Specified Minimum Price of $24.20; however, the closing price of our Common Stock on Nasdaq on each applicable

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vesting date since Mr. Vig’s retirement has been above the Specified Minimum Price, and accordingly, no additional shares have been delivered pursuant to the PSU Modification. The incremental compensation expense related to the PSU Modification has been included in the Stock Awards column for Mr. Vig in the Summary Compensation Table on page 53.
Equity Awards Granted in Fiscal 2023
The table below summarizes all the equity awards granted to our NEOs in fiscal year 2023.

Name	Relative TSR PSUs	Strategic Product Revenue PSUs	Cumulative Performance EBITDA PSUs	Annual Equity Award RSUs	Additional Retention RSUs	Sign-On Equity Award RSUs	Substitute RSUs[1]	Initial Grant RSUs
Vineet Nargolwala	47,657	23,829	23,829	—	—	186,481	—	63,543
Derek D'Antilio	19,166	9,583	9,583	25,554	36,497	—	—	—
Sharon S. Briansky	12,777	6,389	6,389	17,036	34,198	—	—	—
Max R. Glover	17,888	8,944	8,944	23,851	10,965	—	—	—
Michael C. Doogue	16,610	8,305	8,305	22,147	10,965	—	—	—
Former Officer
Ravi Vig	66,440	33,220	33,220	88,587	—	—	484,832	—
1.    The PSU Modification to 586,510 unvested PSUs held by Mr. Vig at the time of his retirement (including the aggregate 132,880 target PSUs detailed in the table that were granted in fiscal year 2023) is not reflected in the table above because no new PSUs or RSUs were issued with respect to the PSU Modification at the time it was made. The incremental compensation expense related to the PSU Modification has been included in the Stock Awards column for Mr. Vig in the Summary Compensation Table on page 53.
Benefits and Perquisites
We maintain broad-based benefits for all employees, and our NEOs are eligible to participate on the same basis as other U.S.-based full-time employees. The retirement plan, as well as our other benefits, are designed to be competitive in the labor market and to provide financial protection and security for employees and their families.
Health/Welfare Plans
We offer medical, dental, and vision insurance to our NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for all of our other U.S.-based, full-time employees. We also provide our NEOs and other eligible employees, at our expense, with group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits; and other ancillary benefits (for example, an employee assistance program).
Charitable Contributions
Subject to certain limitations, we match charitable donations made by our U.S.-based employees, including our NEOs, to eligible charitable organizations, up to a $5,000 annual limit per employee.
Inventor Awards Program
Under our Inventor Awards Program, our employees, including our NEOs, are eligible to earn cash incentives associated with U.S. patents, including upon filing invention disclosures, issuances of first, second, and third patents associated with such invention disclosures, and in respect of an annual “innovation award” selected from patents issued in respect of invention filings in a given year. Incentives associated with the foregoing patent-related awards range from $100 to $5,000 per occurrence, depending on the particular type of award.
Retirement Plan
We currently maintain a 401(k) retirement savings plan (the “401(k) Plan”) for our U.S.-based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as other full-time employees in the U.S. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis or after-tax basis through contributions to the 401(k) Plan. During fiscal year 2023, we matched contributions made by participants in the 401(k) Plan up to five percent (5%)

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of the employee’s eligible compensation, up to the statutory eligible compensation limit, and these matching contributions were fully vested as of the date they were made.
Deferred Compensation Plan
We maintain an Executive Deferred Compensation Plan (the “DCP”) under which eligible employees, including our NEOs, are permitted to defer up to 90% of their base salary and/or up to 100% of any amount earned under the AIP. All deferrals are fully vested as of the date the deferral is made. During fiscal year 2023, we also made fully vested employer contributions to our NEOs’ (and other participants’) DCP accounts. The amounts of this contribution were designed to replace matching contributions to our 401(k) Plan for eligible wages paid over the applicable statutory limits and are capped at five percent (5%) of the participant’s annual eligible compensation that exceeds the statutory limit. Amounts deferred under the DCP may be notionally invested by participants in one or more of the investment choices offered in the DCP, many of which are the same investments offered in the 401(k) Plan and are subject to adjustment for earnings or losses resulting from these investments. DCP accounts are generally distributable upon the first to occur of a participant’s termination of employment (subject to a six-month delay if required by applicable regulations), the participant’s death, or a change in control of the Company. Participants may also elect certain in-service or other fixed distribution dates and/or installment payments (including with respect to distributions following a termination of employment).
No Perquisites or Tax “Gross Ups”
We do not currently provide material perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.
We do not provide tax “gross ups” to our named executive officers.
Compensation Policies
Prohibition on Option Re-Pricing and Backdating
We currently have no outstanding stock option awards, but if we choose to grant stock options in the future, options to purchase shares of our Common Stock will be granted with an exercise price equal to the closing market price of our Common Stock on Nasdaq on the effective date of grant. The 2020 Plan prohibits re-pricing of equity awards without shareholder approval, except in connection with certain corporate transactions involving the Company (including, without limitation, any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company stock or other securities, or similar transactions).
Compensation Recovery
Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our CEO and CFO. In addition, our 2020 Plan provides for potential recoupment of incentive awards in certain circumstances in the event of a material financial restatement due to material noncompliance with financial reporting requirements or breach of restrictive covenants, if determined by the Compensation Committee.
In October 2022, the SEC adopted finalized rules implementing the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which required further rulemaking by Nasdaq to finalize its listing standards. The final listing standards filed by Nasdaq were approved by the SEC on June 9, 2023 and will be effective on October 2, 2023, requiring listed companies to adopt a compliant policy by December 1, 2023. We will adopt a Compensation Recovery Policy to comply with the new Nasdaq listing standards regarding clawback policies prior to December 1, 2023.
Anti-Hedging and Anti-Pledging Policies
Our Board has adopted an Insider Trading Compliance Policy, which applies to all directors, officers and employees of the Company and its subsidiaries, as well as their respective family members sharing the same household, and any other company, account, trust, or other entity that they control (the “Covered Persons”). The policy prohibits Covered Persons from purchasing

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financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause any Covered Person to no longer have the same objectives as the Company’s other shareholders. In addition, our Insider Trading Compliance Policy provides that no Covered Person may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Stock Ownership Guidelines
The Company has robust stock ownership guidelines for directors and officers that require each non-employee director who receives compensation from the Company for their Board services (“Covered Directors”) and senior officers and certain other senior employees of the Company (“Covered Executives”) to own shares of our Common Stock. Our stock ownership guidelines are limited to Covered Directors because some non-employee directors serve as appointees of shareholders under the Stockholders Agreement and do not receive any shares of Common Stock or other compensation for their service on the Board. See the “2023 Director Compensation” section of this proxy statement for additional information regarding Board compensation.
Under the guidelines, all current Covered Directors and Covered Executives, including each of our NEOs, must own shares of our Common Stock with a value equal to a certain multiple of their annual Board retainer, in the case of Covered Directors, or base salary, in the case of Covered Executives. Please refer to the table below for the applicable multiple for our Covered Directors, CEO and other Covered Executives. Equity interests that count towards the satisfaction of the ownership guidelines include unvested time-based RSUs, and vested shares, including shares owned outright, shares jointly owned, shares owned in retirement accounts, and shares owned in trust or other estate planning vehicles for the benefit of a Covered Director or Covered Executive’s immediate family members. Unearned performance awards and unexercised stock options, if we were to issue stock options, do not count towards the ownership guidelines. Covered Directors and Covered Executives have four years from the date of the Company’s IPO or, if later, the date they first become a member of the Board or an officer to meet the ownership levels. For purposes of these guidelines, shares are valued based upon the then-current market value, or if higher, the value on the date of acquisition. Based on an evaluation on the Record Date, all of our NEOs employed at the end of fiscal year 2023 and all Covered Directors were either in compliance with our stock ownership guidelines or are expected to be in compliance within this time window.

Covered Person	Multiple of Base Salary / Board Retainer
Covered Director	3x
Chief Executive Officer	6x
Other Covered Executives	3x
Compensation Risk Assessment
Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent compensation consultant, Meridian. In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
Tax and Accounting Considerations
Section 162(m) of the Code generally limits the amount of remuneration that the Company may deduct in any calendar year for certain executive officers to $1 million. While the Compensation Committee will continue to consider the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may

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forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross ups to cover excise taxes under Section 4999 in connection with a change in control. Mr. Nargolwala’s Employment Agreement contains a provision that provides that in the event that any payment or benefit received or to be received by Mr. Nargolwala in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then such payments will be reduced if and to the extent that doing so will result in net after-tax payments and benefits for Mr. Nargolwala that are more favorable than the net after-tax payments and benefits payable to Mr. Nargolwala in the absence of such a reduction after the imposition of the excise tax. For additional details, see page 60.
Accounting for Share-Based Compensation
We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and full value stock awards, based on the aggregate estimated grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables on pages 53 - 55 and page 62 of this proxy statement. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2023 and included in the Company’s 2023 Proxy Statement filed in connection with the Company’s 2023 Annual Meeting of Shareholders.
June 6, 2023
Respectfully submitted by the Compensation Committee of the Board of Directors.

Paul Carl (Chip) Schorr IV (Chair)
Richard R. Lury

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

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EXECUTIVE COMPENSATION TABLES
2023 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended March 31, 2023.

Name and Principal Position	Year	Salary [1] ($)	Bonus [2] ($)	Stock Awards [3] ($)	Non-Equity Incentive Plan Compensation [4] ($)	All Other Compensation [5] ($)	Total
Vineet Nargolwala [6] President, Chief Executive Officer	2023	$484,615	$217,000	$8,365,115	$1,052,384	$9,400	$10,128,514
Derek P. D'Antilio SVP, Chief Financial Officer and Treasurer	2023	$407,692	$—	$3,124,457	$600,000	$33,522	$4,165,671
	2022	$84,615	$125,000	$1,500,001	$120,549	$4,277	$1,834,442
Sharon S. Briansky SVP, General Counsel and Secretary	2023	$381,635	$250,000	$2,232,994	$525,000	$32,487	$3,422,116
Max R. Glover SVP of Worldwide Sales	2023	$391,624	$49,500	$1,791,137	$577,500	$51,133	$2,860,894
	2022	$363,173	$151,000	$1,519,516	$623,446	$35,077	$2,692,212
Michael C. Doogue SVP, Chief Technology Officer	2023	$390,611	$—	$1,682,818	$585,000	$51,648	$2,710,077
	2022	$364,808	$—	$2,010,772	$506,956	$38,603	$2,921,139
	2021	$329,807	$—	$1,157,758	$285,785	$21,565	$1,794,915
Former Officer
Ravi Vig [6,7] Former President, Chief Executive Officer	2023	$139,038	$—	$33,326,906	$—	$1,882,637	$35,348,581
	2022	$620,192	$—	$8,955,334	$1,548,438	$67,077	$11,191,041
	2021	$471,154	$—	$5,262,502	$721,395	$25,058	$6,480,109
1.Reflects salary paid during the fiscal year. Fiscal year 2023 was a 53-week year, while fiscal years 2022 and 2021 were 52-week fiscal years.
2.For Messrs. Nargolwala and D’Antilio, amount shown represents a signing bonus paid pursuant to their employment agreement and offer letter, respectively, in connection with the NEO joining the Company. For Ms. Briansky and Mr. Glover, amounts shown represent deferred signing bonuses made pursuant to their offer letters. All bonus payments are subject to recoupment by the Company if the NEO voluntary terminates employment prior to the requisite service period specified in the NEO’s offer letter or employment agreement, as applicable, and in the case of Mr. Nargolwala, if his voluntary termination is not for Good Reason (as defined in his Employment Agreement). Mr. Glover’s recoupment period ended in June 2022.
3.Amounts shown represent the aggregate grant date fair value of RSU and PSU awards, made during fiscal 2023, 2022 and 2021, respectively, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions with respect to these awards, refer to note 18 of the Allegro MicroSystems, Inc. financial statements that were included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. Awards that are subject to Company financial performance metrics are accounted for as performance-based awards and are shown at 100% of the target award level, which was determined to be the probable outcome for such awards. If these performance-based awards were shown at their maximum attainment level, then the aggregate grant date fair values shown in the table above for fiscal 2023 for all Stock Awards would be as follows: Mr. Nargolwala: $9,565,143; Mr. D’Antilio: $3,574,474; Ms. Briansky: $2,533,022; Mr. Glover: $2,211,148; Mr. Doogue: $2,072,821 and Mr. Vig: $17,590,898. See footnote 7 below for additional details on Mr. Vig’s awards. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEO for awards made during fiscal years 2023, 2022 and 2021, as applicable.
4.Represents payments made under the AIP in the first quarter of the following fiscal year for performance during the fiscal year presented.

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5.Represents All Other Compensation detailed in the table below.

Name	Fiscal Year 2023 401(k) Company Match	Charitable Contribution Company Match	Nonqualified Plan Company Contribution	Patent Award Payments	Company HSA Contribution	Severance	Vacation Cash Out at Termination	Total of All Other Compensation
Vineet Nargolwala	$7,500	$—	$—	$—	$1,900	$—	$—	$9,400
Derek P. D'Antilio	$17,173	$5,000	$10,149	$—	$1,200	$—	$—	$33,522
Sharon S. Briansky	$15,784	$5,000	$10,503	$—	$1,200	$—	$—	$32,487
Max R. Glover	$15,854	$—	$34,079	$—	$1,200	$—	$—	$51,133
Michael C. Doogue	$15,909	$5,000	$28,289	$1,250	$1,200	$—	$—	$51,648
Former Officer
Ravi Vig	$9,240	$—	$—	$—	$—	$1,810,897	$62,500	$1,882,637
6.     Mr. Nargolwala joined the Company in June 2022 in connection with Mr. Vig’s retirement.
7.     Amount shown for Mr. Vig in the Stock Awards column for fiscal 2023 includes $5,631,241 attributable to regular on-cycle RSUs and PSUs granted in fiscal 2023. The amount also includes $10,399,645 attributable to Mr. Vig’s Substitute RSUs granted in connection with his retirement during fiscal 2023 and $17,296,018, representing the incremental fair value associated with Mr. Vig’s PSU Modification in fiscal 2023, calculated in accordance with FASB ASC Topic 718. The incremental fair value associated with the modification includes $3,102,476, which represents the fair value, as of the modification date, of Mr. Vig’s hypothetical right to receive an additional amount of shares in the event our stock price is below the Specified Minimum Price of $24.20 on the relevant payout date. For purposes of Topic 718, such right was considered to have features comparable to a put option and was valued based on our stock price of $21.45 on the modification date, using the following assumptions for each of the four separate payout installments:

	Installment #1	Installment #2	Installment #3	Installment #4
Payout Date	12/13/2022	5/16/2023	11/18/2023	5/16/2024
Expected Term (in Years)	0.50	0.93	1.43	1.93
Volatility	47.49%	43.57%	44.84%	50.08%
Risk Free Interest Rate	2.24%	2.77%	3.09%	3.33%
Dividend Yield	0.00%	0.00%	0.00%	0.00%

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Grants of Plan-Based Awards in Fiscal 2023
The following table contains information relating to all grants of plan-based awards made to our NEOs during the 2023 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]	Estimated Future Payouts Under Equity Incentive Plan Awards [2]		All Other Stock Awards: Number of Shares [3] (#)	Grant Date Fair Value of Stock Awards [4] ($)
Name	Grant Date	Target ($)	Target (#)	Maximum (#)
Vineet Nargolwala		$526,192
	6/13/2022				186,481	$4,000,017
	8/1/2022				63,543	$1,600,013
	8/1/2022		95,315	190,630		$2,765,084
Derek P. D'Antilio		$300,000
	5/16/2022				25,554	$600,008
	5/16/2022		38,332	76,664		$1,024,423
	2/2/2023				36,497	$1,500,026
Sharon S. Briansky		$262,500
	5/16/2022				17,036	$400,005
	5/16/2022		25,555	51,110		$682,954
	6/3/2022				15,949	$400,001
	2/2/2023				18,249	$750,034
Max R. Glover		$288,750
	5/16/2022				23,851	$560,021
	5/16/2022		35,776	71,552		$956,114
	6/3/2022				10,965	$275,002
Michael C. Doogue		$292,500
	5/16/2022				22,147	$520,011
	5/16/2022		33,220	66,440		$887,805
	6/3/2022				10,965	$275,002
Former Officer
Ravi Vig		$812,500
	5/16/2022				88,587	$2,080,023
	5/16/2022		132,880	265,760		$3,551,218
	6/13/2022 [5]				484,832	$10,399,645
	6/13/2022 [5]				586,510	$17,296,018
1.     Amounts reflect target payouts under our 2023 AIP (prorated for partial year of service in the case of Mr. Nargolwala). For fiscal year 2023, there was no threshold or maximum payout level under the plan. The actual payouts under the 2023 AIP made in the first quarter of fiscal year 2024 to our NEOs serving as of the end of fiscal year 2023 were: Mr. Nargolwala: $1,052,384; Mr. D’Antilio: $600,000; Ms. Briansky: $525,000; Mr. Glover: $577,500; and Mr. Doogue: $585,000. Mr. Vig did not receive a 2023 AIP award.
2.    Represents the target and maximum payout levels for PSU awards granted in fiscal year 2023. There is no threshold payout level associated with these awards.
3.     Amounts in this column represent RSUs granted to NEOs in fiscal year 2023 for all NEOs except Mr. Vig. See footnote 5 for additional detail on the amount in this column for Mr. Vig.
4.    Amounts shown represent the aggregate grant date fair value of RSU and PSU awards (at target with respect to PSUs) calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in note 18 to the Company’s audited financial statements for the fiscal year ended March 31, 2023 included in the 2023 Annual Report. The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of our Common Stock at the time of vesting of the stock awards, whether the Company achieves certain performance goals and whether such awards actually vest.
5.    Amounts reflect the incremental fair value attributable to the PSU Modification. For additional information, refer to footnote 7 to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End 2023
The following table details the number of stock awards outstanding for each NEO as of March 31, 2023. None of our NEOs held any option awards as of March 31, 2023.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
Vineet Nargolwala	6/13/2022	186,481	[2]	$8,949,223
	8/1/2022				127,087	[13]	$6,098,905
	8/1/2022	63,543	[3]	$3,049,429
Derek P. D'Antilio	2/3/2022	21,763	[4]	$1,044,406
	5/16/2022				51,109	[13]	$2,452,721
	5/16/2022	25,554	[5]	$1,226,336
	2/2/2023	36,497	[6]	$1,751,491
Sharon S. Briansky	2/3/2022	10,882	[4]	$522,227
	5/16/2022				34,073	[13]	$1,635,163
	5/16/2022	17,036	[5]	$817,558
	6/3/2022	15,949	[7]	$765,393
	2/2/2023	18,249	[6]	$875,770
Max R. Glover	11/2/2020				110,000	[14]	$5,278,900
	11/2/2020	58,929	[8]	$2,828,003
	11/2/2020	11,786	[9]	$565,610
	5/7/2021				42,606	[15]	$2,044,662
	5/7/2021	14,523	[10]	$696,959
	5/16/2022				47,701	[13]	$2,289,171
	5/16/2022	23,851	[5]	$1,144,609
	6/3/2022	10,965	[11]	$526,210
Michael C. Doogue	11/2/2020	11,786	[9]	$565,610
	11/2/2020				110,000	[14]	$5,278,900
	5/7/2021	13,313	[10]	$638,891
	5/7/2021				30,565	[15]	$1,466,814
	5/7/2021	8,320	[12]	$399,277
	5/16/2022				44,293	[13]	$2,125,621
	5/16/2022	22,147	[5]	$1,062,835
	6/3/2022	10,965	[11]	$526,210
1.Market values are based on the closing price of our Common Stock on Nasdaq of $47.99 as of March 31, 2023.
2.Represents new hire RSUs as of March 31, 2023 that vested as to 60% of the RSUs shown in the table on June 13, 2023, and the remaining 40% will vest on June 13, 2024.
3.Represents RSUs that vest in substantially equal installments on each of the first four anniversaries of August 1, 2022.
4.Represents new hire RSUs as of March 31, 2023 that will vest on February 13, 2024. On February 13, 2023, the other 60% of the original award vested.
5.Represents RSUs that vest in substantially equal installments on each of the first four anniversaries of May 16, 2022. On May 16, 2023, 25% of the RSUs shown in the table vested.

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6.Represents RSUs that vest in full on February 13, 2026.
7.Represents RSUs that vest as to 75% of the award on June 3, 2023, and the remaining 25% will vest on June 3, 2024. On June 3, 2023, 75% of the RSUs shown in the table vested.
8.Represent RSUs that vest in full on November 18, 2023.
9.Represents remaining RSUs from an award that vests in substantially equal installments on each of the first four anniversaries of November 18, 2020. On each of November 18, 2021, and November 18, 2022, 25% of the original award vested.
10.Represents remaining RSUs from an award that vests in substantially equal installments on each of the first four anniversaries of May 16, 2021. On May 16, 2022, 25% of the original award vested.
11.Represent RSUs that vested in full on June 3, 2023.
12.Represents remaining RSUs from an award that vested as to 25% for the amount shown in the table on May 16, 2023. The other 75% of the original award vested on May 21, 2022.
13.Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR, and specified financial goals over a performance period covering fiscal years 2023 through 2025. Amounts are shown at the target level for the portions of the award for cumulative Performance EBITDA for the fiscal 2023-2024 and fiscal 2023-2025 periods and Relative TSR, and actual performance at 200% for the portions of the award for cumulative Performance EBITDA for fiscal 2023 and for Strategic Products revenue for fiscal 2023. The actual award that is delivered will be based upon the actual level of achievement of the performance goals during the performance period.
14.Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR and specified financial goals over a performance period covering fiscal years 2021 through 2023. Actual performance against the performance goals during the period resulted in a payout of 200% of target. Accordingly, the award shown in the table reflects 200% of the target award value.
15.Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR, and specified financial goals over a performance period covering fiscal years 2022 through 2024. Amounts are shown at the target level for the portions of the award for cumulative Performance EBITDA for the fiscal 2022-2024 period and Relative TSR, actual performance at 200% for the portions of the award for cumulative Performance EBITDA for both fiscal 2022 and fiscal 2022-2023 period, and actual performance at 185.1% for the portion of the award for Strategic Products revenue for fiscal 2022. The actual award that is delivered will be based upon the actual level of achievement of the performance goals during the performance period.
Option Exercises and Stock Vested in Fiscal 2023
The following table sets forth information for our NEOs regarding the value realized during the 2023 fiscal year related to shares acquired upon vesting of previously granted stock awards. None of our NEOs held any option awards during the fiscal year ended March 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [1] ($)
Vineet Nargolwala	—	$—
Derek P. D'Antilio	32,644	$1,425,890
Sharon S. Briansky	16,322	$712,945
Max R. Glover	19,320	$489,168
Michael C. Doogue	41,450	$1,008,781
Former Officer
Ravi Vig	1,064,320	$25,543,167
1.Amounts are calculated by multiplying the number of shares vested by the closing stock price of our Common Stock on Nasdaq on the applicable vesting date.

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Nonqualified Deferred Compensation Table
We maintain the DCP for our executives, and all of our NEOs are eligible to participate. The following table contains information regarding the DCP for the fiscal year ended March 31, 2023. With respect to Mr. Vig, the following table also contains information related to certain equity awards that were part of the PSU Modification and for which delivery of the shares of Common Stock was deferred beyond the end of fiscal year 2023 in accordance with the terms of the PSU Modification.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Vineet Nargolwala	$—	$—	$—	$—	$—
Derek P. D'Antilio	$52,112	$10,149	$2,758	$—	$73,904
Sharon S. Briansky	$74,885	$10,503	$(799)	$—	$101,191
Max R. Glover	$—	$34,079	$63	$—	$54,273
Michael C. Doogue	$—	$28,289	$(80,235)	$—	$468,059
Former Officer
Ravi Vig - DCP	$476,935	$—	$(296,875)	$1,791,129	$1,176,669
Ravi Vig - Deferred Shares [3]	$—	$9,587,338	$9,424,908	$—	$19,012,246
1.For all amounts other than Mr. Vig’s Deferred Shares (as defined below), amount represents Company contributions to the DCP included as Other Compensation in the Summary Compensation Table. For a description of Mr. Vig’s Deferred Shares amount, please see footnote 3.
2.For all amounts other than Mr. Vig’s Deferred Shares, amounts represent change in DCP account value during the fiscal year. For a description of Mr. Vig’s Deferred Shares amount, please see footnote 3. None of the amounts in this column have been included in the Summary Compensation Table.
3.Represents certain equity awards that were part of the PSU Modification and for which delivery of the shares of Common Stock was deferred beyond the end of fiscal year 2023 in accordance with the terms of the PSU Modification. The amount in the “Registrant Contributions in Last FY” column represents 396,171 shares from the PSU Modification that had not been delivered to Mr. Vig as of March 31, 2023 (the “Deferred Shares”), valued at the Specified Minimum Price of $24.20. This value was included in the “Stock Awards” column in the Summary Compensation Table. Mr. Vig’s amount in the “Aggregate Earnings in Last FY” column represents the unrealized gain in market value of the Deferred Shares, calculated as the difference between the closing price per share on Nasdaq of our Common Stock on March 31, 2023 ($47.99) and the Specified Minimum Price. Mr. Vig’s amount in the “Aggregate Balance at Last FYE” column represents the value of the Deferred Shares, valued at the closing price per share on Nasdaq of our Common Stock on March 31, 2023 ($47.99).

Potential Payments upon Termination or Change in Control
Overview
The information provided in the following tables reflects the amount of incremental compensation required to be paid to each applicable NEO in the event of a change in control of the Company, or a termination of the NEO’s employment. For purposes of the disclosure, we have assumed that all triggering event(s) took place on March 31, 2023, and we used the closing price per share on Nasdaq of our Common Stock on March 31, 2023 ($47.99). Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:
•when the event actually occurs;
•the number of outstanding but unvested stock awards then held by the NEO;
•awards granted after March 31, 2023;
•the Company’s Relative TSR over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and

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•the Company’s stock price as of the date of such event.
Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all U.S. salaried employees of the Company and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance, long-term disability insurance, etc.).
The payments and benefits Mr. Vig actually received in connection with his separation from the Company is set forth in the Summary Compensation Table on page 53 and is described in the section entitled “Compensation Discussion and Analysis - CEO Transition in Fiscal Year 2023 - Retirement of Mr. Vig” on page 37. Amounts for Mr. Vig are not included in the tables below since he left the Company prior to the end of fiscal year 2023.
Severance and Employment Agreements
We entered into severance agreements with each of Messrs. Doogue and Glover on October 3, 2017 and October 1, 2019, respectively (together, the “Severance Agreements”). On September 30, 2020, the Company amended and restated these Severance Agreements.
We entered into severance agreements with Ms. Briansky (the “Briansky Severance Agreement”) and Mr. D’Antilio (the “D’Antilio Severance Agreement”) in connection with their hiring on December 6, 2021 and January 10, 2022, respectively. Both the Briansky Severance Agreement and the D’Antilio Severance Agreement were amended on May 15, 2023 to remove a tax gross up provision related to post-employment healthcare coverage. Mr. Nargolwala’s severance provisions are described in the Employment Agreement as of his hire on June 13, 2022.
The Severance Agreements (as amended and restated), the Briansky and D’Antilio Severance Agreements, and the Employment Agreement provide that if a NEO’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each such term as defined in the applicable agreement) (a “Qualifying Termination”), subject to the executive’s execution of an effective general release of claims and continued compliance with applicable non-competition, non-solicitation and (in the cases of Messrs. Doogue and Glover) other restrictive covenants applicable to the executive pursuant to their respective pre-IPO share award agreement, we will pay or provide the executive with the following severance benefits:

Benefit upon Qualifying Termination under applicable NEO agreement	Vineet Nargolwala	Derek P. D’Antilio	Sharon S. Briansky / Max R. Glover / Michael C. Doogue
Cash Severance [1]	Lump sum cash payment equal to 3.0 times his then-current base salary (2.0 times if such termination occurs after June 30, 2023)	Lump sum cash payment equal to 2.0 times his then- current base salary and target bonus	Lump sum cash payment equal to 1.0 times the NEO’s then-current base salary and target bonus
Prorated Bonus [1]	Cash payment equal to the amount of the executive’s target bonus in effect on the applicable date of termination, prorated for the number of days the executive was employed by the Company during the year of such termination
Treatment of RSU Awards	Accelerated vesting of outstanding RSU awards with respect to the number of shares that would have become vested on the next applicable vesting date following such Qualifying Termination	Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Treatment of PSU Awards	Prorated vesting of outstanding PSU awards, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level, as determined by the Compensation Committee	Any then-outstanding incentive equity awards (then-held by the NEO) will be governed by the applicable equity incentive plan or award agreement
Continued Company-paid Health Care Coverage [2]	For up to 12 months following termination	For up to 24 months following termination	For up to 18 months following termination

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1.Subject to applicable withholding and for delays in distribution that may be required to comply with tax regulations related to deferred compensation, the cash severance benefit and prorated bonus will be paid in a lump-sum payment within fifteen days following termination for each NEO, with the exception of Mr. Nargolwala, whose payments are required to be made on the first regular payroll date following the date his general release of claims becomes effective and irrevocable.
2.Mr. D’Antilio’s and Ms. Briansky’s agreements also provided that, to the extent such Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, continuation would result in the imposition of income taxes on Mr. D’Antilio or Ms. Briansky, an additional monthly payment would be made to Mr. D’Antilio or Ms. Briansky to cover the amount of any such taxes for up to 18 months following the date of such termination. Each of their agreements were revised in May 2023 to remove this benefit.
Potential Payments upon Termination not Involving a Change in Control
Our NEOs would be entitled to severance payments and benefits in the event their employment with us is terminated following an involuntary termination, which would include a termination of the officer’s employment by us without cause or a resignation for good reason, or a Qualifying Termination. For more information, refer to the discussion above under the heading “Severance and Employment Agreements.” In addition, upon a Qualifying Termination outside of a 12-month period following a change in control of our Company, or a termination due to death or disability, an executive’s RSUs which are eligible to vest on the next vesting date following such termination will vest, and a prorated portion of such executive’s PSUs would vest as of the date of such termination, with the applicable performance conditions being deemed achieved at the greater of the target performance level or the trending performance level at the time of termination, as determined by the Compensation Committee for awards granted to the NEOs on or after May 2022. For PSU awards granted prior to May 2022, performance is measured based on actual performance at the end of the performance period, and the PSUs do not vest until after the completion of the performance period. PSUs granted prior to May 2022 were subsequently amended in April 2023 to align the treatment of vesting and fulfillment of performance conditions with awards granted on or after May 2022.
Potential Payments upon Termination or a Change in Control
Under the terms of his Employment Agreement, if Mr. Nargolwala is terminated in a Qualifying Termination within 24 months of a Change in Control, he would receive all of the same benefits listed in the table in the “Severance and Employment Agreements” section above, except his lump sum cash severance amount would be equal to his multiplier times his annual base salary plus target bonus, and all of his equity would be treated in accordance with the following paragraph.
In addition, under the terms of the 2020 Plan, if an NEO has a Qualifying Termination within 12 months following a change in control of the Company, all outstanding equity incentive awards held by such executive under the 2020 Plan will vest, with the award agreement for outstanding PSUs specifying that performance for these awards shall be measured based on the greater of target or actual performance. “Cause” is defined under the 2020 Plan as the definition given to such term in a NEO’s severance or employment agreement.
Section 280G of the Code
The D’Antilio Severance Agreement and the Briansky Severance Agreement each provide that in the event that the cash severance and prorated bonus benefits set forth in the table in the “Severance and Employment Agreements” section above, the health care continuation coverage benefit, and/or any other any payment, coverage or benefit, including any accelerated vesting of Company equity compensation, provided in respect of Mr. D’Antilio’s or Ms. Briansky’s employment or termination of employment would constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Code or would subject Mr. D’Antilio or Ms. Briansky to an excise tax under Section 4999 of the Code, then, provided that the requirements of Treas. Reg. Section 1.280G-1 Q&A-6(a)(2)(i) are met, the Company shall use its reasonable best efforts to obtain shareholder approval with respect to such parachute payments pursuant to Section 280G(b)(5)(B) of the Code, subject to Mr. D’Antilio’s or Ms. Briansky’s execution of a contingent waiver of his/her receipt of, or entitlement to retain, any such parachute payments, to the extent necessary to obtain such shareholder approval.
Mr. Nargolwala’s Employment Agreement contains a provision that provides that in the event that any payment or benefit received or to be received by Mr. Nargolwala, including the benefits set forth in the “Severance and Employment Agreements” section above, would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the total payments due to Mr. Nargolwala shall be reduced to the extent necessary to ensure that no portion of the total payments are subject to the Excise Tax, but only if (i) the net amount of the total payments, as so reduced is greater than or equal to (ii) the net amount of the total payments without a reduction, in each case after taking into account the net amount of certain taxes and the phase out of itemized deductions and personal exemptions attributable to potential payments.

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Termination / Change in Control Table
The following table shows potential payments to our NEOs under the executive severance arrangements and with respect to their outstanding equity incentive awards for various scenarios involving a termination of employment or a change in control, assuming such event occurred on March 31, 2023 and, where applicable, using a price of our Common Stock of $47.99, which was the closing price of our Common Stock on Nasdaq on March 31, 2023:

Name / Triggering Event	Cash Severance ($)	Prorated Bonus ($)	Benefit Continuation ($)	Equity Awards [1] ($)	Total ($)
Vineet Nargolwala
Termination Following Change in Control	$3,780,000	$526,192	$29,345	$21,146,985	$25,482,522
Death/Disability	$—	$—	$—	$13,993,407	$13,993,407
Qualifying Termination	$1,800,000	$526,192	$29,345	$13,993,407	$16,348,944
Derek P. D'Antilio
Termination Following Change in Control	$1,400,000	$300,000	$38,182	$7,701,330	$9,439,512
Death/Disability	$—	$—	$—	$4,726,661	$4,726,661
Qualifying Termination	$1,400,000	$300,000	$38,182	$4,726,661	$6,464,843
Sharon S. Briansky
Termination Following Change in Control	$637,500	$262,500	$44,017	$5,433,697	$6,377,714
Death/Disability	$—	$—	$—	$3,259,218	$3,259,218
Qualifying Termination	$637,500	$262,500	$44,017	$3,259,218	$4,203,235
Max R. Glover
Termination Following Change in Control	$673,750	$288,750	$44,017	$16,518,698	$17,525,215
Death/Disability	$—	$—	$—	$10,711,641	$10,711,641
Qualifying Termination	$673,750	$288,750	$44,017	$10,711,641	$11,718,158
Michael C. Doogue
Termination Following Change in Control	$682,500	$292,500	$44,017	$13,126,969	$14,145,986
Death/Disability	$—	$—	$—	$8,314,369	$8,314,369
Qualifying Termination	$682,500	$292,500	$44,017	$8,314,369	$9,333,386

1.Amounts reflect the aggregate value of RSUs and PSUs, valued using the closing price of our Common Stock on March 31, 2023 ($47.99).
With respect to RSUs, amounts in the table include an additional tranche of vesting for a Qualifying Termination and for a termination in connection with death or disability, and vesting in full for a termination following a Change in Control.
With respect to PSUs, performance metrics that had been certified as of March 31, 2023 but were unvested are presented at actual, and awards that had not yet been certified are valued and presented in the table as follows:
Termination Following A Change in Control
Per the terms of the PSU award agreements, all outstanding PSUs would vest in full upon a termination following a Change in Control and be valued at the greater of target value or trending performance. As of March 31, 2023, every metric in each outstanding PSU was trending at 200% performance, resulting in a valuation of 200% in the table.
Death/Disability and Qualifying Termination
PSUs awarded prior to May 2022 - Per the terms of the award agreements for PSUs awarded before May 2022, amounts in the table represent the prorated portion of the award through March 31, 2023, valued at actual performance for metrics with performance periods ending on or before March 31, 2023 and target for metrics with performance periods ending after March 31, 2023.
PSUs awarded starting in May 2022 - Per the terms of the award agreements for PSUs awarded starting in May 2022, amounts in the table represent the prorated portion of the award through March 31, 2023, valued at the greater of target value or trending performance. As of March 31, 2023, every performance metric in each outstanding PSU was trending at 200% performance, resulting in a valuation of 200% in the table, prorated through March 31, 2023.

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2023 DIRECTOR COMPENSATION
The director compensation program provides for annual cash retainer fees and long-term equity awards for certain of our eligible non-employee directors. For details of our director compensation program, see “Director Compensation Program” below.
The following table contains information concerning the compensation paid or payable to our non-employee directors in respect of fiscal year 2023 services.

Name [1]	Fees Earned or Paid in Cash [2] ($)	Stock Awards [3] ($)	All Other Compensation [4] ($)	Total ($)
Yoshihiro (Zen) Suzuki [5]	$60,816	$205,290	$—	$266,106
David Aldrich [6]	$75,000	$185,016	$—	$260,016
Andrew Dunn [7]	$—	$—	$—	$—
Noriharu Fujita [8]	$13,333	$—	$—	$13,333
Kojiro (Koji) Hatano [9]	$—	$—	$148,008	$148,008
Katsumi Kawashima [9]	$—	$—	$—	$—
Reza Kazerounian [10]	$63,901	$185,016	$318,125	$567,042
Richard Lury [11]	$78,500	$185,016	$—	$263,516
Susan Lynch [12]	$70,000	$185,016	$—	$255,016
Joseph Martin [13]	$88,316	$185,016	$—	$273,332
Paul Carl (Chip) Schorr IV [7]	$—	$—	$—	$—
1.Neither Mr. Vig nor Mr. Nargolwala, each of whom served as Chief Executive Officer during a portion of fiscal year 2023, are included in this table because they were employees of the Company during fiscal year 2023 and did not receive any compensation for their services as a director. All compensation paid to Mr. Vig and Mr. Nargolwala for the services they provided to the Company during fiscal year 2023 is reflected in the Summary Compensation Table.
2.Amounts represent the annual cash retainer(s) paid in respect of services provided in fiscal year 2023, payable in quarterly installments in arrears.
3.Amounts reflect the full grant-date estimated fair value of stock awards granted during the 2023 fiscal year computed in accordance with ASC Topic 718, Compensation—Stock Compensation. See note 18 of the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts. The amounts reported in this column reflect the aggregate grant date fair value as determined for financial accounting purposes and do not correspond to the actual economic value that may be received by the directors from these awards.
4.For a portion of fiscal year 2023, Mr. Hatano served as Manager of Business Performance for the Company. Amount includes salary, benefits and reimbursement of living expenses. For additional information on Mr. Hatano’s employment with the Company, see “Certain Relationships and Related Party Transactions—Related Party Agreements—Employment Relationship with Kojiro Hatano.”
For a portion of fiscal year 2023, Dr. Kazerounian provided consulting services to the Company. For his services, Dr. Kazerounian received $318,125, consisting of consulting fees paid to Dr. Kazerounian through November 2022 and a severance payment paid to Dr. Kazerounian pursuant to his consulting agreement with the Company, as amended on June 28, 2018. For additional information on Dr. Kazerounian’s consulting agreement, see “Certain Relationships and Related Party Transactions—Related Party Agreements—Consulting Agreement.” This consulting agreement terminated in November 2022, triggering the $180,000 lump sum severance payment included in the amount set forth in the table.
5.During fiscal year 2023, Mr. Suzuki initially served on our Board of Directors as a designee of Sanken and did not receive compensation for his service on our Board. As of June 25, 2022, after completion of his service as a designee of Sanken, he commenced receiving compensation as the Chairman of the Board and as a member of the R&D and

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Strategy Committee beginning in November 2022. For more information regarding the revision to the non-management director policy for service on the R&D and Strategy Committee, see footnote 10 below.
6.Amount represents fees paid in fiscal year 2023 for the Board retainer and services provided as a member of the Audit and Nominating and Corporate Governance Committees.
7.During fiscal year 2023, Messrs. Dunn and Schorr served on our Board of Directors as designees of OEP and did not receive compensation for their service on our Board, nor did Mr. Dunn or Mr. Schorr receive compensation for their service on the R&D and Strategy Committee and as the Compensation Committee chair, respectively.
8.Amount represents the prorated Board cash retainer for services provided in fiscal year 2023 from April 1, 2022 through June 20, 2022. Mr. Fujita's Board service ended on June 20, 2022.
9.During fiscal year 2023, Mr. Hatano and Mr. Kawashima served on our Board of Directors as designees of Sanken beginning in June 2022. Neither Mr. Hatano or Mr. Kawashima received compensation for their service on our Board.
10.Amount represents fees paid in fiscal year 2023 for the Board retainer and services provided as the Chair of the R&D and Strategy Committee beginning in November 2022. The Board revised its non-management director compensation policy effective November 10, 2022 to provide compensation for service on this committee. Prior to the November revisions no compensation was paid to directors serving on the R&D and Strategy Committee.
11.Amount represents fees paid in fiscal year 2023 for the Board retainer and services provided as a member of the Compensation Committee as well as Chair of the Nominating and Corporate Governance Committee.
12.Amount represents fees paid in fiscal year 2023 for the Board retainer and for services provided as an Audit Committee member.
13.Amount represents fees paid in fiscal year 2023 for the Board retainer, and service as Audit Committee Chair and as a member of the R&D and Strategy Committee beginning in November 2022. For more information regarding the revision to the non-management director policy for service on the R&D and Strategy Committee, see footnote 10 above.
The table below shows the aggregate number of unvested RSUs held as of March 31, 2023 by each non-employee director who was serving as of March 31, 2023.

Name	Unvested Restricted Stock Units Outstanding at 2023 Fiscal Year End [1]
Yoshihiro (Zen) Suzuki	8,363
David Aldrich	8,363
Andrew Dunn	—
Kojiro Hatano	—
Katsumi Kawashima	—
Reza Kazerounian	8,363
Richard Lury	8,363
Susan Lynch	8,363
Joseph Martin	8,363
Paul Carl (Chip) Schorr IV	—
1.Amounts represent RSUs that will vest in full on the date of the Annual Meeting, subject to the director’s continued service through the applicable vesting date.

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Director Compensation Program
Compensation is made to each member of the Board who is not an employee of the Company, the OEP Investor or Sanken, or their respective subsidiaries (each, an “Eligible Director”).
1.Annual Cash Compensation

Compensation for Eligible Directors	Annualized Cash Retainer
Annual Cash Retainer (Other than Chairman of the Board)	$60,000
Annual Cash Retainer (Chairman of the Board)	$75,000
Additional Cash Retainer for Chair of Audit Committee	$25,000
Additional Cash Retainer for Chair of Compensation Committee	$20,000
Additional Cash Retainer for Chair of Nominating and Corporate Governance Committee	$10,000
Additional Cash Retainer for Chair of Research & Development and Strategy Committee	$10,000
Additional Cash Retainer for member of Audit Committee	$10,000
Additional Cash Retainer for member of Compensation Committee	$8,500
Additional Cash Retainer for member of Nominating and Corporate Governance Committee	$5,000
Additional Cash Retainer for member of Research & Development and Strategy Committee	$8,500
2. Equity Compensation
Each Eligible Director serving on the Board as of the date of the Annual Meeting will be granted an award of RSUs with a value of $185,000, as determined by dividing the amount by the trailing 30-calendar day average closing price of the Company’s Common Stock on Nasdaq through and including the date prior to the applicable grant date.
Eligible Directors elected or appointed to serve on the Board on a date other than the date of the Annual Meeting will be granted a prorated award in the first year of service on the Board.
3.     Travel Expenses
Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.
Pay Versus Performance
In accordance with Item 402(v) of Regulation S-K and the rules adopted by the SEC pursuant to Section 953(a) of the Dodd-Frank Act, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company financial performance for each of the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Ravi Vig¹ ($)	Summary Compensation Table Total for Vineet Nargolwala[1] ($)	Compensation Actually Paid to Ravi Vig[1,2,3] ($)	Compensation Actually Paid to Vineet Nargolwala[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs [1] ($)	Average Compensation Actually Paid to Non-PEO NEOs [1,2,3] ($)	Value of Initial Fixed $100 Investment Based on:[4]		Net Income ($ Thousands)	Performance EBIT ($ Thousands) ⁵
							Total Share-holder Return ($)	Peer Group Total Share-holder Return ($)
2023	35,348,581	10,128,514	8,300,753	22,659,744	3,289,690	9,200,243	271.13	141.48	187,494	282,560
2022	11,191,041	—	21,149,326	—	4,272,620	3,460,448	164.86	154.37	119,555	180,627
2021	6,480,109	—	52,343,799	—	2,059,971	14,870,010	142.77	136.02	18,101	96,683
1. Ravi Vig was our PEO during fiscal years 2021 and 2022, and for a portion of fiscal year 2023 until his retirement on June 13, 2022. Vineet Nargolwala served as our PEO for the portion of fiscal year 2023 beginning as of June 13, 2022. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

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2021	2022		2023
Michael C. Doogue	Christopher E. Brown	Max R. Glover	Sharon S. Briansky
Paul V. Walsh, Jr.	Derek P. D'Antilio	Thomas C. Teebagy, Jr.	Derek P. D'Antilio
	Michael C. Doogue	Paul V. Walsh, Jr.	Michael C. Doogue
Max R. Glover
2. The amounts shown represent Compensation Actually Paid to the Company’s PEO for the applicable fiscal year and the average Compensation Actually Paid to our remaining NEOs for the relevant fiscal year, calculated in accordance with Item 402(v) of Regulation S-K, which do not reflect compensation actually earned, realized, or received by the Company’s PEO or non-PEO NEOs. These amounts reflect the total compensation reported in the Summary Compensation Table for the applicable fiscal year, with certain adjustments as described in footnote 3 below.
3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column below are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Ravi Vig	Exclusion of Stock Awards for Ravi Vig ($)	Inclusion of Equity Values for Ravi Vig ($)	Compensation Actually Paid to Ravi Vig ($)
2023	35,348,581	(33,326,906)	6,279,078	8,300,753
2022	11,191,041	(8,955,334)	18,913,619	21,149,326
2021	6,480,109	(5,262,502)	51,126,192	52,343,799

Year	Summary Compensation Table Total for Vineet Nargolwala	Exclusion of Stock Awards for Vineet Nargolwala ($)	Inclusion of Equity Values for Vineet Nargolwala ($)	Compensation Actually Paid to Vineet Nargolwala ($)
2023	10,128,514	(8,365,115)	20,896,345	22,659,744

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	3,289,690	(2,207,852)	8,118,405	9,200,243
2022	4,272,620	(2,982,001)	2,169,829	3,460,448
2021	2,059,971	(1,368,255)	14,178,294	14,870,010
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Ravi Vig ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Ravi Vig ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Ravi Vig ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Ravi Vig ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Ravi Vig ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Ravi Vig ($)	Total - Inclusion of Equity Values for Ravi Vig ($)
2023	—	—	27,981,229	1,147,290	(22,849,441)	—	6,279,078
2022	11,572,178	7,148,589	—	192,852	—	—	18,913,619
2021	10,618,478	—	—	40,507,714	—	—	51,126,192

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Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Vineet Nargolwala ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Vineet Nargolwala ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Vineet Nargolwala ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Vineet Nargolwala ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Vineet Nargolwala ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Vineet Nargolwala ($)	Total - Inclusion of Equity Values for Vineet Nargolwala ($)
2023	20,896,345	—	—	—	—	—	20,896,345

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	5,275,272	2,823,865	—	19,268	—	—	8,118,405
2022	1,474,083	543,371	1,248,596	90,748	(1,186,969)	—	2,169,829
2021	2,760,813	—	—	11,417,481	—	—	14,178,294
4. For the relevant fiscal year, represents the cumulative TSR of the SOX Index (“Peer Group TSR”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report, assuming an initial fixed investment point of $100, and that all dividends, if any, were reinvested.
5. We determined that Performance EBIT in our compensation plans, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2023. This performance measure may not have been the most important financial performance measure for fiscal 2022 and 2021, and we may determine a different financial performance measure to be the most important financial performance measure in future years. Performance EBIT is a non-GAAP financial measure explained in Appendix A of this proxy statement.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR
The following chart sets forth the relationship between Compensation Actually Paid (“CAP”) to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years. This chart also compares our cumulative TSR over the three most recently completed fiscal years to that of the SOX Index over the same period. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.
Cap vs. tsr and peer group tsr cap ($k) $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $- fy 2021 fy 2022 fy 2023 tsr 300 200 100 250 150 50 0 peo 1 – rv avg neo peo 2 – vn company tsr (fy21 indexed to $100) peer group tsr

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and our net income for each of the three most recently completed fiscal years.
Cap vs. net income cap ($k) $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 net income ($k) $200,000 $180,000 $160,000 $140,000 $120,000 $100,000 $80,000 $60,000 $40,000 $20,000 $- fy 2021 fy 2022 fy 2023 peo 1 – rv peo 2 – vn avg neo net income $k
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Performance EBIT
The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our Non-PEO NEOs, and Performance EBIT during the three most recently completed fiscal years.

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Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to be the most important in linking CAP to our PEOs and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

Relative TSR
Performance EBIT
Performance EBITDA
Total Revenue
Strategic Product Revenue

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our other employees.
The total compensation for 2023 to our CEO as of the end of our 2023 fiscal year, using the same methodology as was used to calculate the amounts in the Summary Compensation Table on page 53, but annualized and adjusted as described below, was $10,599,315. The annual total compensation for fiscal year 2023 for our median-compensated employee, who is located in the Philippines, and identified as discussed below, was $10,702, as calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for fiscal year 2023, the ratio of the annual total compensation of our CEO to the total annual compensation of our median-compensated employee was approximately 990 to 1.
Methodology, Assumptions, and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2022 as the date for establishing the employee population used in identifying the median-compensated employee and used fiscal year 2023 as the measurement period. Similarly, we chose December 31, 2022 to identify the CEO in service on that date, and annualized CEO total compensation as if he had been CEO for the entirety of fiscal year 2023. Mr. Nargolwala’s annualized total compensation was determined by making the following adjustments:

Summary Compensation Table Component	Actual Values from Summary Compensation Table	Annualized and One-Time Values Used to Calculate CEO Pay Ratio	Description of Adjustment
Salary	$484,615	$600,000	Annualized
Bonus	$217,000	$217,000	Not annualized; one-time payment at sign-on
Stock Awards	$8,365,115	$8,365,115	Not annualized; Initial Equity Award and Sign-On Equity Award included
Non-Equity Incentive Plan Compensation	$1,052,384	$1,320,000	Annualized for AIP payout based on target of 110% of full year salary
All Other Compensation	$9,400	$97,200	Annualized: employer HSA contribution, 401(k) matching contributions and employer contributions to the Nonqualified Deferred Compensation Plan
Total CEO Pay	$10,128,514	$10,599,315
We identified the median-compensated employee using the consistently applied compensation measure of annualized base pay in U.S. dollars for each employee employed as of December 31, 2022. We annualized the compensation measure for permanent employees who joined in 2022. We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 4,525 individuals.
The annual total compensation of the median-compensated employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

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EXECUTIVE AND DIRECTOR COMPENSATION
The pay ratio reported above is an estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors, each of our NEOs and all current directors and executive officers as a group as of June 8, 2023, unless otherwise indicated.
The number of shares beneficially owned by each shareholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of June 8, 2023 is computed on the basis of 192,208,584 shares of our Common Stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of June 8, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 955 Perimeter Road, Manchester, New Hampshire, 03103. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Sanken Electric Co., Ltd. [1]	98,500,097	51.2%
OEP SKNA, L.P. [2]	17,649,247	9.2%

Named Executive Officers and Directors
David J. Aldrich [3]	16,035	*
Sharon S. Briansky	21,049	*
Derek P. D’Antilio	26,921	*
Michael C. Doogue [4]	125,255	*
Andrew G. Dunn	—	*
Max R. Glover	87,708	*
Kojiro (Koji) Hatano	—	*
Katsumi Kawashima	—	*
Reza Kazerounian [3]	215,970	*
Richard R. Lury [3]	27,663	*
Susan D. Lynch [3]	12,523	*
Joseph R. Martin [3]	35,536	*
Vineet Nargolwala [5]	140,080	*
Paul Carl (Chip) Schorr IV [2]	17,649,247	9.2%
Yoshihiro (Zen) Suzuki [3]	196,917	*
Ravi Vig [6]	1,512,743	*
All executive officers and directors as a group (17 individuals)	18,650,926	9.7%
*    Represents beneficial ownership of less than 1%.
1.    Based on information provided to the Company by Sanken. The address of Sanken Electric Co., Ltd. is 3-6-3 Kitano, Niiza-shi, Saitama-ken, 352-8666, Japan.
2.    Based on information provided to the Company by OEP SKNA, L.P. (the “OEP Investor”). The OEP Investor is the beneficial owner of 22,629,247 shares of our Common Stock. All such shares are held by OEP SKNA, L.P. OEP VI GP, Ltd. (“OEP VI

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
GP”) is the general partner of OEP VI General Partner, L.P., which is the managing member of OEP SKNA GP, LLC, which in turn is the general partner of OEP. Richard Cashin, David Han, James B. Cherry, Gregory Belinfanti, Paul Carl (Chip) Schorr IV, Johann-Melchior von Peter and Jamie Koven are the members of OEP VI GP. Each of the individuals and entities mentioned above may be deemed to share beneficial ownership of the securities held by the OEP Investor. The address of The OEP Investor is c/o One Equity Partners, 510 Madison Avenue, 19th Floor, New York, NY 10022.
3.    Includes 8,363 RSUs that will vest on August 3, 2023.
4.    Includes 76,219 shares of Common Stock held by The Michael C. Doogue Revocable Trust of 2015, of which Mr. Doogue is a trustee.
5.    Includes 111,888 RSUs that will vest on June 13, 2023 and 15,885 RSUs that will vest on August 1, 2023.
6.    Based on information provided to the Company by Mr. Vig. Includes: (i) 489,754 shares of Common Stock held by the Ravi Vig Revocable Trust for which Mr. Vig is the beneficiary and the trustee (the “Vig Trust”); (ii) 124,272 shares of Common Stock held by three trusts for which Mr. Vig’s children are the beneficiaries and Mr. Vig’s spouse is the trustee of each such trust (the “Children’s Trusts”); (iii) 893,717 shares of Common Stock held by the Vig Family LLC, whose members are the Vig Trust, the Children’s Trusts, Mr. Vig’s spouse’s revocable trust, the Ravi Vig irrevocable trust and Mr. Vig’s spouse’s irrevocable trust and whose managers are Mr. Vig and his spouse; and (iv) 5,000 shares of Common Stock held by the Vig Family Foundation.
Delinquent Section 16(a) Reports
During the fiscal year ended March 31, 2023, Ravi Vig reported two transactions, and each of Michael C. Doogue, Max R. Glover, and Thomas C. Teebagy, Jr. reported one transaction related to the Compensation Committee’s certification of the performance of a prior year’s award on a Form 4 that was filed one day late. In addition, each of Michael C. Doogue, Max R. Glover, Thomas C. Teebagy, Jr., and Joanne M. Valente reported one transaction related to shares forfeited for taxes in connection with a vesting event on a Form 4 that was filed late.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy that provides that our Audit Committee will approve or ratify related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below that were entered into during the fiscal year ended March 31, 2023 were approved in accordance with our related person transaction policy. Transactions described below from before our IPO were entered into prior to the adoption of our related person transaction policy.
Related Person Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section entitled “Executive and Director Compensation,” the following is a description of each transaction or agreement since March 26, 2022 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our Common Stock, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.
The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2023 Annual Report.
Related Party Agreements
Wafer Foundry Agreement
In April 2013, Allegro MicroSystems, LLC, our wholly owned subsidiary (“AML”), entered into a semiconductor wafer foundry agreement with Polar Semiconductor, LLC (“PSL”) (as amended, the “Wafer Foundry Agreement”). Under the Wafer Foundry Agreement, PSL produced wafers for sale to AML in response to purchase orders AML submitted on a weekly basis. Purchase orders under the Wafer Foundry Agreement were binding, provided that AML could cancel any such order subject to paying the applicable termination charges as set forth in the Wafer Foundry Agreement. Wafer and mask pricing was established by AML and PSL based on a six-month binding forecast finalized at the beginning of each new fiscal half-year period, subject to mutually agreed-upon pricing adjustments for increases or decreases in excess of a specified percentage of forecasted volumes. The Wafer Foundry Agreement granted to PSL a non-exclusive, non-transferable, royalty-free license to use certain technology and intellectual property rights of AML to manufacture such semiconductor wafers in PSL’s Bloomington, Minnesota wafer fabrication facility.
The Wafer Foundry Agreement provided that PSL will reimburse AML for AML’s reasonable and verifiable costs incurred for product recalls and the sorting, inspection, replacement, repair, disposal and/or re-shipment of defective products resulting from the non-conformity of any wafer purchased from PSL, subject to an agreed-upon cap, and provided the amount of any such claim could not exceed a specified de minimis amount.
As part of the transaction in which we divested a majority of our ownership interest in PSL to Sanken (the “PSL Divestiture”), AML and PSL amended the Wafer Foundry Agreement to, among other things, require AML to submit a rolling three-year forecast of its total production wafer requirements by process technology, to be updated on an annual basis. In the event AML did not purchase at least 90% of its annual forecasted volumes for a fiscal year, calculated on a per-quarter basis (the “Minimum Purchase Quantity”), AML would be required to pay to PSL, within 60 days following the end of the applicable fiscal year, a

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
“shortfall amount” equal to the fixed direct cost per production wafer multiplied by the difference between the actual number of production wafers purchased by AML and the Minimum Purchase Quantity. The Wafer Foundry Agreement, as amended, had an initial term of three years. Effective January 26, 2023, AML and PSL entered into a new Wafer Foundry Agreement for the fabrication of wafers (the “New Agreement”). The New Agreement replaced the Wafer Foundry Agreement with PSL, which was due to expire on March 31, 2023. The New Agreement has a three-year term, and auto renews for subsequent one-year terms, unless terminated by either party providing two years notice. Pursuant to the New Agreement, the Company will provide a rolling annual forecast for three years, the first two years of which will be binding. If the Company fails to purchase the forecasted number of wafers for either of the first two years, it will pay a penalty for any shortfall for the given year. The parties also agreed upon production lead-times, as well as wafer, alignment, and mask pricing for the first two years of the term. Any changes to such pricing are subject to mutual agreement. During the fiscal year ended March 31, 2023, AML made aggregate purchases of approximately $58.1 million from PSL pursuant to the Wafer Foundry Agreement and the New Agreement.
Notes Receivable from PSL
On December 2, 2021, AML entered into a loan agreement with PSL wherein PSL provided an initial promissory note to AML for a principal amount of $7.5 million (the “Initial PSL Loan”). The Initial PSL Loan will be repaid in equal installments, comprising of principal and interest accrued at 1.26% per annum, over a term of four years with payments due on the first day of each calendar year quarter (April 1st, July 1st, October 1st, and January 1st). On July 1, 2022, PSL borrowed an additional $7.5 million under the same terms of the PSL Loan (the “Secondary PSL Loan” and, together with the Initial PSL Loan, the “PSL Promissory Notes”). The loan funds were used by PSL to procure a deep ultraviolet scanner and other associated manufacturing tools necessary to increase wafer fabrication capacity in support of the Company’s increasing wafer demand. As of March 31, 2023, the outstanding balance of the PSL Promissory Notes was approximately $12.2 million. During the year ended March 31, 2023, PSL made quarterly payments to AML totaling approximately $3.0 million, which included approximately $0.2 of interest income.
Proposed Investment in PSL
On January 26, 2023, the Company announced that PSL is expected to receive a $150 million equity investment from an affiliate of OEP to expand 200 millimeter sensor and high voltage power wafer capacity at its fabrication facility in Bloomington, Minnesota. The terms and structure of this transaction have not been finalized, but if this transaction is completed under the proposed terms, the Company’s ownership position in PSL would be reduced.
Distribution of Allegro Products in Japan
In July 2007, we entered into a distribution agreement with Sanken (the “Japan Distribution Agreement”) pursuant to which we appointed Sanken to act as the exclusive distributor of our products in Japan (subject to certain exceptions for any products we and Sanken agree to exclude). The price Sanken was required to pay for our products under the Japan Distribution Agreement was set as a percentage of the selling price of such products to Sanken’s end customers. In addition, Sanken was entitled to a commission equal to a certain percentage of its Net Sales (as defined in the Japan Distribution Agreement) of design-in products. The Japan Distribution Agreement was scheduled to expire on March 31, 2025. During the fiscal year ended March 31, 2023, Sanken purchased $160.8 million of products from us under this agreement.
On March 30, 2023, the Company entered into a termination of the distribution agreement with Sanken (the “Termination Agreement”). The Termination Agreement formally terminated the Japan Distribution Agreement, effective March 31, 2023. In connection with the termination of the Japan Distribution Agreement, and, as provided for in the Termination Agreement, the Company made a one-time payment of $5 million to Sanken in exchange for the cancellation of Sanken’s exclusive distribution rights in Japan. Concurrent with the Termination Agreement, AML and Sanken also entered into a short-term, nonexclusive distribution agreement (the “Short-Term Distribution Agreement”) and a consulting agreement (the “Consulting Agreement”), each of which were effective April 1, 2023. In addition, the Company allowed a one-time sales return from Sanken of resalable inventory of $4.2 million. The Short-Term Distribution Agreement provides for the management and sale of Company product inventory for a period of 24 months from April 1, 2023. Under the terms of the Consulting Agreement, Sanken agreed to continue to provide transition services for a period of six months from April 1, 2023 to a strategic customer as orders for the customer are transitioned from Sanken to the Company, and the Company agreed to pay Sanken for providing these transition services. No payments were made by the Company to Sanken under the Short-Term Distribution Agreement or the Consulting Agreement in the fiscal year ended March 31, 2023.
Transactions Involving Sanken
The Company sells products to, and purchases in-process products from Sanken. Net sales of the Company’s products to Sanken totaled approximately $160.8 million during the fiscal year ended March 31, 2023. Trade accounts receivables, net of

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
allowances from Sanken totaled approximately $13.3 million as of March 31, 2023. Other accounts receivable from Sanken totaled approximately $0.2 million as of March 31, 2023.
Sublease Agreement
In 2014, our subsidiary, Allegro MicroSystems Business Development, Inc. (“Allegro Business Development”), entered into a sublease agreement with Sanken pursuant to which Allegro Business Development subleases certain office building space in Japan from Sanken. The sublease automatically renews on an annual basis unless either party provides notice to the other party otherwise, and the agreement can be terminated by either party upon providing six months’ notice. We made aggregate payments of approximately $0.3 million to Sanken under the sublease agreement during the fiscal year ended March 31, 2023.
Consulting Agreement
We entered into an executive advisor agreement (the “Consulting Agreement”) with Reza Kazerounian on September 28, 2017, before Dr. Kazerounian became a member of our Board, pursuant to which we engaged Dr. Kazerounian to serve as an executive advisor to our Board and our CEO. On June 28, 2018, in connection with Dr. Kazerounian’s appointment to our Board, we amended the Consulting Agreement, effective as of August 1, 2018. The Consulting Agreement was terminated by the Board, effective November 10, 2022. The Consulting Agreement, as amended, provided for the following compensation for Dr. Kazerounian’s services: (i) a monthly cash fee in the amount of $18,750 and (ii) performance bonus eligibility, payable from time to time in an amount determined by the Board (in its sole discretion). The Consulting Agreement provided that if Dr. Kazerounian’s consulting relationship was terminated by the Board, then he would be entitled to a termination payment in the amount of $180,000. In addition, the Consulting Agreement contained customary confidentiality and non-disclosure restrictions, an assignment of inventions provision and employee non-solicitation and non-competition restrictions, each of which were effective during the term of the agreement and for five years after the Consulting Agreement is terminated (or such longer period as may be permitted under applicable law). During the fiscal year ended March 31, 2023, we paid aggregate fees of approximately $318,125 to Dr. Kazerounian pursuant to the Consulting Agreement, including the termination payment of $180,000.
Stockholders Agreement
We are party to the Stockholders Agreement with Sanken and the OEP Investor. For more information, see “Corporate Governance—Stockholders Agreement” on page 27.
Management Relationships with Sanken and PSL
Yoshihiro (Zen) Suzuki, our Chairman of our Board, served as Chairman and Chief Executive Officer of PSL until May 24, 2022 and as a director and Senior Vice President at Sanken until June 24, 2022. Mr. Kawashima, a current member of our Board, serves as an officer of Sanken. In addition, Richard Lury, a current member of our Board, was also a member of the board of directors of Sanken until June 2022. See “Corporate Governance—Stockholders Agreement”on page 27 for additional information.
Employment Relationship with Kojiro Hatano
Mr. Hatano served as Manager of Business Performance for the Company from January 2006 to December 2022. During fiscal year 2023, he received compensation, consisting of salary, benefits and reimbursement of living expenses of approximately $148,000 from the Company. This amount was partially reimbursed to the Company by Sanken.
As disclosed in his biography, Mr. Hatano also has roles with Sanken and PSL. Mr. Hatano has served as General Manager of U.S. Business Enhancement for Sanken since April 2022 and as a Corporate Officer for Sanken since June 2022. He became Chairman and Chief Executive Officer of PSL in May 2022. In addition, since May 2021, Mr. Hatano has served as a member of the board of directors of PSL, and he has served on the board of directors of another Sanken affiliate since March 2020.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

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SHAREHOLDERS’ PROPOSALS
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103 not later than February 22, 2024.
Shareholders intending to present a proposal at the 2024 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a proposal or nomination for the 2024 Annual Meeting of Shareholders no earlier than April 5, 2024 and no later than May 5, 2024. The notice must contain the information required by the Bylaws, a copy of which is available upon written request to our Secretary. In the event that the date of the 2024 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after August 3, 2024, then our Secretary must receive such written notice not earlier than the 120th day and not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on the 10th day following the day the Company first publicly discloses the date of the 2024 Annual Meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act.
In connection with our solicitation of proxies for our 2024 Annual Meeting of shareholders, we intend to file a proxy statement and WHITE proxy card with the SEC. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will use their discretion to vote thereon.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors, officers, and former officers is based upon information received from the individual directors, officers, and former officers.

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ANNUAL REPORT ON FORM 10-K
A copy of Allegro’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of June 8, 2023 without charge upon written request addressed to:
Allegro MicroSystems, Inc.
Attention: Secretary
955 Perimeter Road
Manchester, New Hampshire, 03103
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at investors.allegromicro.com/financials/annual-reports. You also may access our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 at investors.allegromicro.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED PRINTED COPIES OF OUR PROXY MATERIALS, YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors
Sharon S. Briansky, Senior Vice President, General Counsel and Secretary
Manchester, New Hampshire
June 21, 2023

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APPENDIX A
Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income and non-GAAP Basic and Diluted Earnings per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Performance EBIT, and Performance EBITDA (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

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APPENDIX A
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin as GAAP Gross Profit and Gross Margin excluding the effects of certain restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation and other non-operational costs such as the impact of COVID-19 on operations. We calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Performance EBITDA and Performance EBIT
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the effects of certain restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation and other non-operational costs, such as the impact of COVID-19, on total operating expenses as well as other income (expenses). We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
We calculate Performance EBITDA as Adjusted EBITDA adjusted for the impact of acquisitions and one-time contract costs occurring during the period. This includes the reversal of the net income impact of an acquisition, adjusted for amortization already identified within Adjusted EBITDA.
We calculate Performance EBIT as Non-GAAP Operating Income adjusted for the impact of acquisitions and one-time contract costs occurring during the period. We calculate Non-GAAP Operating Income as GAAP Operating Income excluding the effects of certain restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation and other non-operational costs, such as the impact of COVID-19.
Non-GAAP Net Income and Non-GAAP Diluted Earnings per Share
We calculate non-GAAP Net Income as Net Income excluding the effects of certain restructuring costs, acquisition and related integration expenses, amortization of acquired intangible assets, stock-based compensation and other non-operational costs, such as the impact of COVID-19, on total operating expenses as well as other income (expenses). We calculated non-GAAP Diluted Earnings per Share as non-GAAP Net Income divided by Diluted Weighted Average Shares Outstanding.

	Fiscal Year Ended
	March 31, 2023	March 25, 2022
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit

GAAP Gross Profit	$546,079	$407,460

Voxtel inventory impairment	—	3,106
Stock-based compensation	5,090	3,176
AMTC Facility consolidation one-time costs	—	144
Amortization of acquisition-related intangible assets	1,867	1,092
COVID-19 related expenses	—	1,092
Total Non-GAAP Adjustments	$6,957	$8,610

Non-GAAP Gross Profit	$553,036	$416,070
Non-GAAP Gross Margin	56.8%	54.1%

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APPENDIX A

	Fiscal Year Ended
	March 31, 2023	March 25, 2022
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$187,494	$119,555

Interest Expense	2,336	2,499
Interest Income	(1,724)	(1,442)
Income tax provision	23,852	21,191
Depreciation & amortization	50,808	48,527
EBITDA	$262,766	$190,330

Non-core loss (gain) on sale of equipment	285	(349)
Voxtel inventory impairment	—	3,106
Foreign currency translation (gain) loss	(980)	568
Income (Loss) in earnings of equity investment	406	(1,007)
Unrealized gains on investments	(7,471)	(3,722)
Stock-based compensation	61,798	33,548
AMTC Facility consolidation one-time costs	601	803
COVID-19 related expenses	—	2,618
Change in fair value of contingent consideration	(2,800)	(2,000)
Indirect transaction tax	944	—
Transaction fees	2,743	1,503
Sanken agreement termination fee	5,000	—
Severance	4,626	746
Adjusted EBITDA	$327,918	$226,144
Adjusted EBITDA Margin (% of net sales)	33.7%	29.4%

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APPENDIX A

	Fiscal Year Ended
	March 31, 2023	March 25, 2022
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income

GAAP Net Income	$187,494	$119,555
GAAP Basic Earnings per Share	$0.98	$0.63
GAAP Diluted Earnings per Share	$0.97	$0.62

Non-core loss (gain) on sale of equipment	285	(349)
Voxtel inventory impairment	—	3,106
Foreign currency translation (gain) loss	(980)	568
Income (loss) in earnings of equity investment	406	(1,007)
Unrealized gains on investments	(7,471)	(3,722)
Indirect transaction tax	944	—
Sanken agreement termination fee	5,000	—
Stock-based compensation	61,798	33,548
AMTC Facility consolidation one-time costs	601	803
Amortization of acquisition-related intangible assets	1,957	1,182
COVID-19 related expenses	—	2,618
Change in fair value of contingent consideration	(2,800)	(2,000)
Transaction fees	2,743	1,503
Severance	4,626	746
Tax effect of adjustments to GAAP results	(7,285)	(6,415)

Non-GAAP Net Income	$247,318	$150,136
Basic weighted average common shares	191,197,452	189,748,427
Diluted weighted average common shares	193,688,102	191,811,205
Non-GAAP Basic Earnings per Share	$1.29	$0.79
Non-GAAP Diluted Earnings per Share	$1.28	$0.78

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APPENDIX A

	Fiscal Year Ended
	March 31, 2023	March 25, 2022
	(Dollars in thousands)
Reconciliation of Performance EBITDA

Adjusted EBITDA	$327,918	$226,144

One-time contract cost	—	2,472
Acquisition-related adjustments	4,383	—
Performance EBITDA	$332,301	$228,616

	Fiscal Year Ended
	March 31, 2023	March 25, 2022
	(Dollars in thousands)
Reconciliation of Performance EBIT

GAAP Operating Income	$203,307	$136,650

Voxtel inventory impairment	—	3,106
Sanken agreement termination fee	5,000	—
Stock-based compensation	61,798	33,548
AMTC facility consolidation one-time costs	601	803
Amortization of acquisition related intangible assets	1,957	1,182
COVID-19 related expenses	—	2,618
Change in fair value of contingent consideration	(2,800)	(2,000)
Indirect transaction tax	944	—
Transaction fees	2,743	1,503
Severance	4,626	746
Total	74,869	41,506

Non-GAAP Operating Income	$278,176	$178,156
One-time contract cost	—	2,472
Acquisition-related adjustments	4,383	—
Performance EBIT	$282,559	$180,628

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Using a black ink pen, mark your votes with an X as shown in Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your Vote Matters Here’s how to vote You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ALGM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ALGM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. Proposals — The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2 and 3. 1. To elect three individuals to the Board of Directors for three-year terms expiring in 2026: 01 - Andrew G. Dunn for withhold 02 - Richard R. Lury for withhold 03 - Susan D. Lynch For withhold 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2024. For Against Abstain 3. To approve, on an advisory basis, the Company’s executive compensation. For Against Abstain Authorized Signatures — This section must be completed for your vote to be executed in accordance with the terms on the reverse side. B Please sign and date below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

INNOVATION WITH PURPOSE	82

The 2023 annual meeting of shareholders of allegro Microsystems Inc. will be held on Thursday August 3rd 2023 at 8:30 AM Eastern Time virtually via the Internet at meetnow.global/MLHCHCY. To access the virtual meeting you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the annual meeting of shareholders. The material is available at: www.envisionreports.com/ALGM small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALGM voting by mail, sign, detach and return the bottom portion of the enclosed envelope. Proxy allegro Microsystems Inc. Notice of 2023 annual meeting of shareholders proxy solicited by the board of directors for annual meeting August 3rd, 2023 the shareholder signing on the reverse side (the “undersigned”), having received the fiscal 2023 report notice of annual meeting of shareholders and the proxy statement of allegro Microsystems Inc. (the “Company”), hereby appoint(s) Vineet Nargolwala, Derek P. D’Antilio, and Sharon S. Brianksy, and each of them, proxies of the undersigned with full power of substitution to attend the company’s annual meeting of shareholders to be held on August 3rd 2023 and all vote adjournments thereof (the “meeting”) and to vote all shares of common stock of the company that the undersigned would be entitled to vote if personally present in regard to all matters that may properly come before the meeting. The undersigned hereby confers upon the proxies and each of them discretionary authority (i) to consider an act upon such business matters or proposals other than the business set forth herein as may properly come before the meeting, and (ii) with respect to the election of any substitute nominees designated by the board of directors of the company in the event that any of the nominees are unavailable to serve the proxy when properly executed will be voted in the manner specified herein if no specification is made the proxies intend to vote for all nominees for director for ratification of the appointment of pricewaterhousecoopers llp as the company’s independent registered public accounting firm for the fiscal year ending march 29, 2024, and for the approval, on an advisory basis, the company’s executive compensation. Items to be voted appear on reverse side non voting items change of address please print new address below comments please print your comments below

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